Exhibit A

FISCAL AGENCY AGREEMENT

Between

REPUBLIC OF ITALY

and

CITIBANK, N.A.

Fiscal Agent

Dated as of January 29, 2013

DEBT SECURITIES

	(b)	Resignation	20
	(c)	Successors	20
	(d)	Acknowledgment	21
	(e)	Merger, Consolidation, etc	21
	(f)	Separate Fiscal Agents	21

10.	Payment of Taxes		21

11.	Meetings and Amendments		22

	(a)	Calling of Meeting	22
	(b)	Manifest Error, Technical Amendments	22
	(c)	Form of Proposed Amendments	22
	(d)	Notations	22

12.	Indemnity by the Fiscal Agent		22

13.	Governing Law		23

14.	Notices		23

15.	Consent to Service; Jurisdiction		23

16.	Whole Agreement		24

17.	Headings		24

18.	Counterparts		24

SCHEDULES

Schedule 1	-	Provisions for Meetings of Holders

LIST OF EXHIBITS

Exhibit A	-	Form of Registered Security
Exhibit B	-	Form of Bearer Security
Exhibit C	-	Form of Temporary Bearer Global Security
Exhibit D	-	Form of Global DTC Security
Exhibit E	-	Form of Global International Security
Exhibit F	-	Form of Certificate of Beneficial Ownership
Exhibit G	-	Form of Certificate to be given by the Euroclear Operator or Clearstream

THIS FISCAL AGENCY AGREEMENT, dated as of January 29, 2013 (the “Fiscal Agency Agreement”) is entered into between the REPUBLIC OF ITALY (the “Issuer” or “Italy”), and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Fiscal Agent.

1.	Securities Issuable in Series.

(a) General. Italy may issue its notes, bonds, debentures and/or other unsecured evidences of indebtedness (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series”). All Securities will be unsecured (subject to the provisions in the Securities providing for the securing of such obligations in the event certain other obligations of Italy are secured), direct, unconditional and general obligations of Italy for money borrowed and each Series will rank pari passu with each other Series and with all other unsecured and unsubordinated general obligations of Italy for money borrowed, except for such obligations as may be preferred by mandatory provisions of international treaties and similar obligations to which Italy is a party. The full faith and credit of Italy will be pledged for the due and punctual payment of all Securities and for the due and timely performance of all obligations of Italy in respect thereof. The aggregate principal amount of the Securities of all Series which may be authenticated and delivered under this Agreement and which may be outstanding at any time is not limited by this Agreement.

(b) Authorization. The Securities of a Series delivered to the Fiscal Agent (as defined in Section 2 hereof) for authentication on original issuance pursuant to Section 3 hereof shall be authorized by Italy in a certificate (the “Authorization”) executed by the Director General of the Ministry of Economy and Finance, or his successor, or such other official of Italy as may be set forth in a prior Authorization executed by the Director General of the Ministry of Economy and Finance or his successor and shall establish and, subject to Section 3 hereof, shall set forth or prescribe the manner for determining:

(i) Designation: the designation of the Securities of such Series (which shall distinguish the Securities of such Series from all other Series);

(ii) Aggregate Principal Amount: any limit upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Agreement (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series);

(iii) Registered/Bearer Form: whether the Securities of such Series shall be in registered form without interest coupons or in bearer form with or without interest coupons, or both, and the terms upon which Securities of such Series in one form may be exchanged for Securities of such Series in another form, if at all;

(iv) Temporary Global Securities: whether Securities of such Series in registered form and/or bearer form shall initially be represented by a temporary global Security, any date, or the manner of determination of any date, prior to which interests in any such temporary global Security may not be exchanged for definitive Securities of such Series (each an “Exchange Date”) and the extent to which and the manner in which any interest on such temporary global Security may be paid;

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(v) Book Entry: whether the definitive Securities of such Series in registered form and/or bearer form shall be represented by one or more definitive global Securities to be deposited with a depositary, and the terms upon which such definitive global Securities may be exchanged for Securities of such Series not in global form, if at all;

(vi) Payment Dates, etc.: the date or dates on which the principal of (and premium, if any, on) the Securities of such Series is payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom such principal (and premium, if any) is payable;

(vii) Interest Rates, etc.: the rate or rates at which the Securities of such Series shall bear interest, if any, or the manner in which such rate or rates will be determined (including any provisions for the increase or decrease of such rate or rates upon the occurrence of specified events), the date or dates from which any such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom any such interest is payable;

(viii) Payment Places: the place or places where the principal of (and premium, if any) and any interest on the Securities of such Series is payable, where any Securities of such Series in registered form may be surrendered for registration of transfer, where Securities of such Series may be surrendered for exchange and where notices and demands to or upon the Issuer in request of the Securities of such Series may be served;

(ix) Optional Redemption Features: the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such Series may be redeemed, whether in whole or in part, at the option of the Issuer or otherwise;

(x) Service Redemption Features: the obligation (which may be fixed or contingent upon events), if any, of the Issuer to redeem, purchase or repay Securities of such Series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the price or prices at which, the period or periods within which (or the manner in which such price or prices or period or periods will be determined) and the terms and conditions upon which Securities of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(xi) Denomination: the denomination or the denominations in which Securities of such Series shall be issuable and transferable or exchangeable;

(xii) Covenants: all covenants or agreements of the Issuer and any events which give rise to the right of the holder of a Security of such Series to accelerate the maturity of such Security;

(xiii) Special Principal Repayment Features: if other than all of the principal amount thereof, the portion of the principal amount of Securities of such Series which shall be payable upon such acceleration of maturity, or otherwise, or the manner in which such portion will be determined;

(xiv) Foreign Currency Features: the coin or currency or composite currency in which principal of (and premium, if any) and any interest are payable, or the manner in which such coin, currency or composite currency will be determined; and if the

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principal of (or premium, if any) or interest on the Securities of such Series are to be payable, at the election of the Issuer or a holder thereof, in a currency or currencies, including composite currencies, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of (or premium, if any) or interest on Securities of such Series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(xv) Index Features: if the amount of payments of principal of (or premium, if any) or interest on Securities of such Series may be determined by reference to an index, the manner in which such amounts will be determined;

(xvi) Special Payment Features: the person to whom any interest on any registered Security of such Series shall be payable if other than the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the record date for such interest and the manner in which, or the person to whom, any interest on any bearer Security of such Series shall be payable if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature;

(xvii) Additional Amounts: the obligation, if any, of the Issuer to pay additional amounts in respect of principal of (and premium, if any) and any interest on Securities of such Series, and the circumstances under which any such obligation shall arise;

(xviii) Legends: whether any legends shall be stamped or imprinted on all or a portion of the Securities of such Series, and the terms and conditions upon which any such legends may be removed;

(xix) Certifications: whether any certifications by purchasers or holders of the Securities of such Series should be required, and the form thereof if other than in substantially the form of Exhibits F or G hereto;

(xx) Other Terms: any other terms of the Securities of such Series; and

(xxi) Form of Securities: the form of the Securities of such Series if other than in substantially the form of Exhibits A, B, C, D and/or E hereto.

The Authorization shall be delivered to the Fiscal Agent and copies thereof shall be held on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York, and in the offices of any Paying Agents (as referred to below) for the Securities of the Series to which the Authorization relates.

Securities may be issuable pursuant to warrants (if so provided in the text of such Securities) and the Fiscal Agent may act as warrant agent or in any similar capacity in connection therewith.

(c) Forms of Securities. The Securities of a Series to be issued in registered form without coupons (“registered Securities”) will be issuable in substantially the form of Exhibit A or, in the case of registered securities issued in global form, Exhibit D and E hereto, or such other form as shall be established pursuant to

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the Authorization and in the denominations specified in the Authorization. The Securities of a Series, if any, to be issued in bearer form, with or without interest coupons attached (“bearer Securities”), will be issuable in substantially the form of Exhibit B hereto or such other form as shall be established pursuant to the Authorization and the denominations specified in the Authorization. In this Agreement, (i) Securities which are not in temporary form are referred to as “definitive Securities” (unless such securities are in global form, in which case they are referred to as “definitive global securities”) and Securities which are in temporary form are referred to as “temporary Securities”, (ii) registered Securities which are not in temporary form are referred to as “definitive registered Securities” (unless such Securities are in global form, in which case they are referred to as “definitive registered global Securities”) and registered Securities which are in temporary form are referred to as “temporary registered Securities” (unless such Securities are in global form, in which case they are referred to as “temporary registered global Securities”) and (iii) bearer Securities which are not in temporary form are referred to as “definitive bearer Securities” (unless such Securities are in global form, in which case they are referred to as “definitive bearer global Securities”) and bearer Securities which are in temporary form are referred to as “temporary bearer Securities” (unless such Securities are in global form, in which case they are referred to as “temporary bearer global Securities”).

All Securities shall be executed manually or in facsimile on behalf of the Issuer by such official or officials of Italy as shall have been authorized by the Authorization (the “Authorized Officers”), notwithstanding that such official or officials, or any of them, shall have ceased, for any reason, to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of any such Security. The Securities of a Series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of the Authorization, and may have such letters, numbers or other marks of identification and such legends or endorsements not referred to in the Authorization placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by the Authorized Officers executing such Securities, as conclusively evidenced by their execution of such Securities. All Securities of a particular Series shall be otherwise substantially identical except as to denomination and as provided herein or in the Authorization.

(d) Temporary Securities. Until definitive Securities of a Series are prepared, the Issuer may (and, if the Authorization so requires, the Issuer shall) execute, and there shall be authenticated and delivered in accordance with the provisions of Section 3 hereof (in lieu of definitive printed Securities of such Series), temporary Securities of such Series. Such temporary Securities may be in global form; provided, however, that any temporary Security in global form shall be in registered form unless delivered in compliance with the conditions set forth in Section 1(e) hereof. Such temporary Securities of a Series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Securities of such Series, except as provided herein or therein. Unless otherwise provided herein or therein, temporary Securities of a Series shall be exchangeable for definitive Securities of such Series when such definitive Securities are available for delivery; and upon the surrender for exchange of temporary Securities of a Series which are so exchangeable, the Issuer shall execute and there shall be authenticated and delivered, in accordance with the provisions of Sections 5 and 6 hereof, in exchange for such temporary Securities of a Series, a like aggregate principal amount of definitive Securities (provided that

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such Securities have not been previously redeemed) of such Series of like tenor. The Issuer shall pay all charges, including stamp and other taxes and governmental charges, incident to any exchange of temporary Securities for definitive Securities. All temporary Securities shall be identified as such and shall describe the right of the holder thereof to effect an exchange for definitive Securities and the manner in which such an exchange may be effected.

(e) (i) Originally Issued Bearer Securities. This Section 1(e)(i) shall apply only to definitive bearer Securities, temporary bearer Securities and definitive bearer global Securities which are originally issued at the time of sale thereof.

The Issuer shall not deliver for original issuance at the time of sale thereof any definitive bearer Security, temporary bearer Security or definitive bearer global Security of any Series to the person entitled to physical delivery thereof (other than a common depositary or its nominee (the “Common Depositary”) for the benefit of the operator of the Euroclear system (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”)) except upon delivery by such person to the Issuer of a certificate in substantially the form set forth in Exhibit F hereto and where the person entitled to physical delivery of such Securities is Euroclear or Clearstream, only upon delivery to the Issuer of a certificate substantially in the Form set forth in Exhibit G hereto. Notwithstanding any other provision hereof or the Securities of a Series, no bearer Security of such Series may be mailed to or otherwise delivered to any location within the United States in connection with their sale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

(e) (ii) Temporary Bearer Global Securities. This Section 1(e)(ii) shall apply only to temporary bearer global Securities of a Series delivered to the Common Depositary for Euroclear or Clearstream, except as otherwise may be provided in the Authorization, relating to such Series.

If the Authorization relating to the Securities of a Series so provides, bearer Securities of such Series shall be issued initially in the form of a temporary bearer global Security in substantially the form of Exhibit C hereto or such other form as shall be established pursuant to the Authorization. The temporary bearer global Security of a Series will be exchangeable, as provided below, for definitive bearer or definitive registered Securities of such Series or, if the Authorization so provides, in the form of one or more definitive bearer global Securities or definitive registered global Securities, or any combination thereof specified or contemplated by the Authorization. The term “Securities of a Series” as used herein includes any temporary bearer global Security of such Series.

Any such temporary bearer global Security of a Series shall be executed by the Issuer and delivered to the Fiscal Agent, and the Fiscal Agent shall, upon the order of the Issuer, authenticate such temporary bearer global Security and deliver such temporary bearer global Security to the Common Depositary for the benefit of Euroclear and Clearstream for credit to the respective accounts of the beneficial owners of Securities of such Series on the records of Euroclear and Clearstream (or to such other accounts as they may direct).

Unless otherwise specified in the Authorization, the interest of a beneficial owner of Securities of a Series in the temporary bearer global Security of such Series shall be exchanged for definitive bearer Securities or definitive registered Securities of such Series or any combination thereof, when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in substantially the form set forth in Exhibit F hereto, copies

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of which certificate shall be available at the offices of Euroclear, Clearstream and the Fiscal Agent. If an Exchange Date is specified in the Authorization relating to the Securities of a Series to be applicable to the Securities of such Series, no definitive Securities of such Series shall be exchanged pursuant to this Section 1(e)(ii) prior to such Exchange Date. Any exchange pursuant to this Section 1(e)(ii) shall be made free of charge to the beneficial owners of the temporary bearer global Security, except that a person receiving definitive Securities must bear the cost payable in advance to the Fiscal Agent of insurance, postage, transportation and the like in the event that such person does not take delivery of such definitive Securities in person at the offices of the Fiscal Agent. Notwithstanding any other provision hereof or of the Securities of a Series, no bearer Security of such Series may be mailed to or otherwise delivered in connection with their sale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) to a location within the United States.

On or after the applicable Exchange Date, or if no Exchange Date is specified in the Authorization relating to the Securities of a Series to be applicable to Securities of such Series, on or after the date of original issuance of the Securities of such Series, the temporary bearer global Security of such Series shall be surrendered by the Common Depositary to the Fiscal Agent outside the United States, as the Issuer’s agent, for purposes of the exchange of Securities described below. In the event the temporary bearer global Security of such Series is to be exchanged for one or more definitive bearer global Securities and/or definitive registered global Securities, following such surrender the Fiscal Agent shall authenticate and deliver such definitive Securities to the Common Depositary for the benefit of Euroclear and Clearstream for credit to the respective accounts of the beneficial owners of Securities of such Series on the records of Euroclear and Clearstream (or to such other accounts as they may direct), but only upon delivery by Euroclear and Clearstream, as the case may be, to the Fiscal Agent of a certificate or certificates substantially in the form set forth in Exhibit G hereto. In the event the temporary bearer global Security of a Series is to be exchanged for one or more definitive bearer Securities and/or definitive registered Securities, following such surrender, upon the request of Euroclear or Clearstream, acting on behalf of beneficial owners of Securities, the Fiscal Agent shall authenticate and deliver to Euroclear or Clearstream, as the case may be, for the account of such owners, definitive bearer Securities or definitive registered Securities, or any combination thereof, as shall be specified by such owners, in exchange for the aggregate principal amount of the temporary bearer global Security of such Series beneficially owned by such owners, but only upon delivery by Euroclear and Clearstream, as the case may be, to the Fiscal Agent of a certificate or certificates substantially in the form set forth in Exhibit G hereto.

Upon any exchange of a portion of the temporary bearer global Security of a Series for definitive Securities of such Series, the temporary bearer global Security of such Series shall be endorsed to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, the temporary bearer global Security of a Series shall in all respects be entitled to the same benefits under this Agreement as definitive Securities of such Series authenticated and delivered hereunder, except that neither Euroclear nor Clearstream nor the beneficial owners of the temporary bearer global Security of such Series shall be entitled to receive payment of interest thereon except as provided in the next sentence. Beneficial owners of the temporary bearer global Security of such Series, and Euroclear or Clearstream on their behalf, shall be entitled to receive payment of interest prior to any such exchange for definitive Securities following delivery by the beneficial owners to

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Euroclear or Clearstream, as the case may be, of a certificate substantially in the form set forth in Exhibit F hereto and delivery by Euroclear or Clearstream to the Fiscal Agent of a certificate substantially in the form set in Exhibit G thereto.

(f) (i) U.S. Book-Entry Provisions. This Section 1(f)(i) shall apply only to definitive registered global Securities of a Series deposited with a custodian for the benefit of the Depository Trust Company (“DTC”) or its nominee, except as may otherwise be provided in the Authorization.

If the Issuer shall establish in the Authorization that the registered Securities of a Series are to be issued in whole or in part in the form of one or more definitive registered global Securities deposited with or on behalf of DTC, then the Issuer shall execute and the Fiscal Agent shall, in accordance with this Section 1(f)(i) the Authorization with respect to such Series, authenticate and deliver one or more definitive registered global Securities that (i) shall be registered in the name of DTC for such global Security or Securities or the nominee of DTC, (ii) shall be delivered by the Fiscal Agent to DTC or pursuant to DTC’s instruction and (iii) except as otherwise provided in the Authorization, shall bear a legend substantially to the following effect: “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY TO THE REPUBLIC OF ITALY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN”.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Fiscal Agency Agreement with respect to any definitive registered global Security held on their behalf by DTC or its nominee, and DTC may be treated by the Issuer, the Fiscal Agent, and any agent of the Issuer or the Fiscal Agent as the owner of such definitive registered global security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Fiscal Agent, or any agent of the Issuer or the Fiscal Agent, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(f) (ii) Offshore Book-Entry Provisions. This Section 1(f)(ii) shall apply only to definitive global Securities of a Series delivered to the Common Depositary for the benefit of Euroclear and Clearstream, except as may otherwise be provided in the Authorization.

If the Issuer shall establish in the Authorization that the Securities of a Series are to be issued in whole or in part in the form of one or more definitive global Securities deposited with or on behalf of a Common Depositary, then the Issuer shall execute and the Fiscal Agent shall, in accordance with this Section 1(f)(ii) and the Authorization with respect to such Series, authenticate and deliver one or more definitive global Securities that shall be delivered by the Fiscal Agent to such Common Depositary or its nominees or pursuant to such Common Depositary’s instruction.

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The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Clearstream, respectively, shall be applicable to definitive global Securities of a Series delivered to the Common Depositary for the benefit of Euroclear and Clearstream. Account holders or participants in Euroclear and Clearstream shall have no rights under this Fiscal Agency Agreement with respect to any such definitive bearer global Securities delivered to the Common Depositary for the benefit of Euroclear and Clearstream for credit to the respective accounts of such account holders or participants, and such Common Depositary may be treated by the Issuer, the Fiscal Agent, and any agent of the Issuer or the Fiscal Agent as the sole owner or holder of any such definitive global Securities for the purposes of receiving payment on the Securities, receiving notices and for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Fiscal Agent, or any agent of the Issuer or the Fiscal Agent, from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between the Common Depositary and its account holders or participants, the operation of customary practices governing the exercise of the rights of a holder of any Security. The Common Depositary may grant proxies and otherwise authorize any person, including Euroclear and Clearstream and beneficial owners of the Securities, to take any action which a holder is entitled to take under this Fiscal Agency Agreement or the Securities.

(g) Legends. Securities of a Series shall be stamped or otherwise be imprinted with such legends, if any, as are provided in the Authorization or pursuant to Section 1(c) hereof. Any legends so provided may be removed as provided in the Authorization or pursuant to Section 1(c) hereof.

2.	Fiscal Agent; Other Agents.

The Issuer hereby appoints Citibank, N.A., having a corporate trust office at 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB, United Kingdom, as Fiscal Agent of the Issuer in respect of the Securities upon the terms and subject to the conditions herein set forth, and Citibank, N.A. hereby accepts such appointment. Citibank, N.A., and any successor or successors as such Fiscal Agent qualified and appointed in accordance with Section 9 hereof, are herein called the “Fiscal Agent”. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Securities and hereby and such further powers and authority to act on behalf of the Issuer as may be mutually agreed upon by the Issuer and the Fiscal Agent. All of the terms and provisions with respect to such powers and authority contained in the Securities are subject to and governed by the terms and provisions hereof.

The Issuer may, at its discretion, appoint one or more agents (a “Paying Agent” or “Paying Agents”) for the payment (subject to applicable laws and regulations) of the principal of (and premium, if any) and any interest on the Securities of a Series, and one or more agents (a “Transfer Agent” or “Transfer Agents”) for the transfer and exchange of Securities of a Series, at such place or places as the Issuer may determine; provided, however, that for so long as any Securities of such Series are listed on the Luxembourg Stock Exchange or the London Stock Exchange plc, and such Exchange shall so require, the Issuer shall maintain a Paying Agent in Luxembourg or London, as the case may be; and provided, further, that, in the event Securities are issued in registered form, the Issuer shall at all times maintain a Paying Agent and Transfer Agent in the Borough of Manhattan, The City of New York (which Paying Agent may be, and initially shall be, the Fiscal Agent). The duties and obligations of each such Agent shall be several and not joint. The Issuer shall promptly

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notify the Fiscal Agent of the name and address of each Paying Agent and Transfer Agent appointed by it and of the country or countries in which a Paying Agent or Transfer Agent may act in that capacity, and will notify the Fiscal Agent of the resignation or termination of any Paying Agent or Transfer Agent. Subject to the provisions of Section 9 hereof, the Issuer may vary or terminate the appointment of any such Paying Agent or Transfer Agent at any time and from time to time upon giving not less than ninety days’ notice to such Paying Agent or Transfer Agent, as the case may be, and to the Fiscal Agent. Notwithstanding the foregoing, if the Issuer issues bearer Securities of a Series, to the extent provided in the Securities of such Series, the Issuer shall maintain under appointment a Paying Agent or Paying Agents with respect to such Series outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the “United States”) for the payment of principal of (and premium, if any) and any interest on bearer Securities of such Series.

In respect of the Securities of a Series, the Issuer shall cause notice of any resignation, termination or appointment of any Paying Agent or Transfer or of the Fiscal Agent and of any change in the office through which any such Agent will act to be given as provided in the text of the Securities of such Series.

3.	Authentication.

The Fiscal Agent is authorized, upon receipt of Securities of a Series duly executed on behalf of the Issuer for the purposes of the original issuance of Securities of such Series, (i) to authenticate the said Securities in an aggregate principal amount not in excess of the aggregate principal amount specified in the text of the Securities in accordance with the written order or orders of the Issuer signed on its behalf by any person authorized by or pursuant to the Authorization and (ii) thereafter to authenticate and deliver Securities of such Series in accordance with the provisions therein or hereinafter set forth.

Notwithstanding the provisions of Section 1(b) and of the preceding paragraph, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Authorization otherwise required pursuant to Section 1(b) or the order or orders otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such Series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such Series to be issued.

The Fiscal Agent may, with the consent of the Issuer, appoint by an instrument or instruments in writing one or more agents (which may include itself) for the authentication of Securities of a Series and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any authenticating agent acts. The Issuer (by written notice to the Fiscal Agent and the authenticating agent whose appointment is to be terminated) may also terminate any such appointment at any time. The Fiscal Agent hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to the Issuer) of such appointments. In its acceptance of such appointment, each such authenticating agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Agreement.

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4.	Payment and Cancellation.

(a) Payment. (i) Subject to the following provisions, the Issuer shall provide to the Fiscal Agent in funds available on or prior to each date on which a payment of principal of (or premium, if any) or any interest on the Securities of a Series shall become due, as set forth in the text of the Securities of such Series, such amount in such coin or currency as is necessary to make such payment to the Fiscal Agent’s designated account and the Issuer hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of (and premium, if any) and any interest, as the case may be, on the Securities of such Series as set forth herein and in the text of said Securities.

(ii) Upon receipt, before 10.00 a.m. (London time) on the fifth local banking day before the date on which a payment of principal of (or premium, if any) or any interest on the Securities of a Series shall become due, of instructions by the Fiscal Agent confirming the exact amount to be paid,] Italy shall, before 10.00 a.m. (London time) on the second local banking day before the due date of such payment, confirm to the Fiscal Agent that it has given irrevocable instructions for the transfer of the relevant funds on or prior to the due date to the Fiscal Agent and the name and the account of the bank through which such payment is being made. The Fiscal Agent shall not be obliged (but shall be entitled) to make payment until it is able to establish that (whether or not at the time) the full amount of the relevant payment due to it hereunder has been received. The Fiscal Agent shall arrange directly with any Paying Agent who may have been appointed by the Issuer pursuant to the provisions of Section 2 hereof for the payment from funds so paid by the Issuer of the principal of (and premium, if any) and any interest on the Securities of such Series as set forth herein and in the text of said Securities. Notwithstanding the foregoing, where the Authorization expressly so provides, the Issuer may provide directly to a Paying Agent funds for the payment of the principal thereof and premium and interest, if any, payable thereon under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 4(a) and in Section 8(b) hereof and shall so advise the Fiscal Agent; and the Fiscal Agent shall have no responsibility with respect to any funds so provided by the Issuer to any such Paying Agent.

(iii) The Fiscal Agent shall be entitled to deal with each amount paid to it hereunder in the same manner as other amounts paid to it as a banker by its customers provided that no money held by the Fiscal Agent need be segregated except as required by law and are not subject to the UK FSA Client Money Rules. The Fiscal Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.

(iv) Any interest on registered Securities of a Series shall be paid, unless otherwise provided in the text of the Securities of such Series, to the persons (the “registered owners”) in whose names such Securities are registered on the register maintained pursuant to Section 6 hereof at the close of business on the record dates designated in the text of the Securities of such Series. Principal of (and premium, if any, on) registered Securities of a Series shall be payable against surrender thereof at the corporate trust office of the Fiscal Agent and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to Section 2 hereof. Payments of principal of (and premium, if any, on) registered Securities of a Series shall be made against surrender of registered Securities of such Series, and payments of any interest on registered Securities of a Series shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or

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before the due date for such payment to the person entitled thereto at such person’s address appearing on the register of the Securities of such Series maintained pursuant to Section 6 hereof, or, in the case of payments of principal (and premium, if any), to such other address as the registered owner shall provide in writing at the time of such surrender; provided, however, that such payments may be made, in the case of a registered owner of global Securities, by transfer to an account denominated in the currency in which such payments are to be made maintained by the payee if such registered owner so elects by giving notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payment is to be made.

(v) Any interest on bearer Securities of a Series shall be payable by check upon surrender of any applicable coupon, and principal of (and premium, if any, on) bearer Securities of such Series shall be payable by check upon surrender of such Securities, at such offices or agencies of the Fiscal Agent or any Paying Agent outside the United States as the Issuer may from time to time designate, unless the Issuer shall have otherwise instructed the Fiscal Agent, or additionally or alternatively, in such other manner as may be set forth or provided for in the Securities of such Series. No such check which is mailed shall be mailed to an address in the United States nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Neither the Fiscal Agent nor any Paying Agent shall, and the Issuer shall not instruct the Fiscal Agent or any Paying Agent to, make such payments on bearer Securities of a Series at an office or agency located in the United States unless such payments are to be made in U.S. dollars and payment of the full amount so payable at each office of the Fiscal Agent and of each Paying Agent outside the United States appointed and maintained by the Issuer in accordance with Section 2 hereof is illegal or effectively precluded by reason of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars.

(vi) Interest on Securities of a Series in which the rate of interest is a fixed rate will be computed on a basis of a 360-day year of twelve 30-day months unless otherwise provided in the Authorization relating to Securities of such Series.

(b) Withholding; Payment of Additional Amounts. In respect of the Securities of each Series issued hereunder, at least 10 days prior to the first date of payment of interest (which, for purposes of this subsection (b), shall include accrued original issue discount) on the Securities of such Series and at least 10 days prior to each date, if any, of payment of principal (and premium, if any) or interest thereafter if there has been any change with respect to the matters set forth in the below-mentioned certificate, the Issuer will furnish the Fiscal Agent and each other Paying Agent with a certificate of Authorized Officers instructing the Fiscal Agent and each other Paying Agent whether such payment of principal of (and premium, if any) or any interest on such Securities shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the amount, if any, required to be withheld on such payment to holders of such Securities or coupons, and the Issuer will pay or cause to be paid to the Fiscal Agent (or, if applicable, directly to a Paying Agent or Agents) additional amounts, if any, required by the terms of such Securities to be paid. No additional amounts shall be paid or caused to be paid by the Issuer to the Fiscal Agent (or, if applicable, directly to a Paying Agent or Agents), if a tax applied by a Member State of the European Union by way of withholding, deduction or

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otherwise is imposed on a payment of principal of (and premium, if any) or any interest on such Securities and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or pursuant to any law implementing or complying with, or introduced in order to conform to, such Directive, or if the holder of such Securities would have been able to avoid such withholding or deduction by presenting such Securities for payment to another Paying Agent in a Member State of the European Union. The Issuer agrees to indemnify the Fiscal Agent and each other Paying Agent for, and to hold them harmless against any loss, liability or documented expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant hereto.

(c) Duties of Exchange Agent. This Section 4(c) shall apply only to definitive registered global Securities deposited with DTC pursuant to Section 1(f)(i). If payment of the principal of (or premium, if any) or interest on Securities of a Series is to be made in a currency other than the U.S. dollar (the “Foreign Currency”) and the Fiscal Agent is acting as exchange agent (the “Exchange Agent”), the Exchange Agent shall:

(i) accept the Foreign Currency by remittance to an account maintained by the Exchange Agent of the total amount of interest or principal (or premium, if any) due on any payment date on Securities held by DTC on the record date. The Exchange Agent shall be advised by DTC if any beneficial holders of the Securities of such Series held by DTC have elected to receive payment in Foreign Currency and, if so, the amount of Securities of such Series held by such holders and the accounts to which such payments in Foreign Currency are to be wired. On the payment date, the Exchange Agent shall wire payment in the appropriate Foreign Currency amounts to the accounts indicated. The remainder on such payment date shall be exchanged by the Exchange Agent pursuant to sub-clause (ii) below into U.S. dollars and, after deduction of any costs relating to such exchange, shall be paid to DTC on the payment date; and

(ii) at or prior to 11:00 a.m., New York City time, on the day which is two New York City business days (as defined below) preceding the applicable payment date, enter into a contract for the purchase of U.S. dollars with the Specified Amount (as defined below) of Foreign Currency and at the Specified Rate (as defined below) for settlement on such payment date. If an exchange bid quotation is not available from the Exchange Agent, the Exchange Agent will obtain a bid quotation from a leading foreign exchange bank in The City of New York selected by the Exchange Agent after consultation with the Issuer. In the event that no bid quotation from a leading foreign exchange bank in The City of New York selected by the Exchange Agent is available or the Exchange Agent is unable to convert the Foreign Currency into U.S. dollars, the Exchange Agent will notify DTC that the entire payment is to be made in Foreign Currency. “Specified Amount” shall mean the aggregate amount of Foreign Currency payable to all holders holding Securities of such Series through participants of DTC that have not elected to receive payments in Foreign Currency. “Specified Rate” shall mean the Exchange Agent’s in-house mid-market agency rate for the conversion of Foreign Currency (in an amount similar to the Specified Amount) to U.S. dollars. If the payment date is not a day (other than a Saturday or Sunday) on which commercial banks are open for business (including dealings in foreign currencies) in each of London and New York City, delivery of the U.S. dollars will occur on the next succeeding day that is such a business day. In this sub-clause (ii), the term “New York City business

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day” shall mean any day on which commercial banks and foreign exchange markets settle payments in New York City.

(d) Cancellation. All Securities, together with all coupons thereto appertaining, delivered to the Fiscal Agent (or any other Agent appointed by the Issuer pursuant to Section 2 hereof) for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment as herein or in the Securities provided and all coupons paid through the application of interest installments (other than Securities and coupons delivered to the Fiscal Agent), shall be cancelled and forwarded to the Fiscal Agent by the Agent to which they are delivered. All such Securities and coupons shall be destroyed by the Fiscal Agent or such other person as may be jointly designated by the Issuer and the Fiscal Agent, which shall thereupon furnish certificates of such destruction to the Issuer.

(e) References to include Additional Amounts. All references in this Agreement to principal, premium and interest in respect of Securities of a Series shall, unless the context otherwise requires, be deemed to mean and include all additional amounts, if any, payable in respect thereof as set forth herein or in the text of the Securities of such Series.

5.	Exchange of Securities.

(a) General. The Fiscal Agent or its agent duly authorized by the Fiscal Agent, is hereby authorized from time to time in accordance with the provisions of the Securities and of this Section to authenticate and deliver:

(i) Securities of a Series in exchange for or in lieu of Securities of such Series of like tenor and of like form which become mutilated, destroyed, stolen or lost;

(ii) registered Securities of a Series of authorized denominations in exchange for a like aggregate principal amount of registered Securities of such Series of like tenor and of like form;

(iii) if bearer Securities of a Series are authorized to be issued, registered Securities of such Series in exchange for a like aggregate principal amount of bearer Securities of such Series of like tenor and of like form;

(iv) if Securities of a Series are subject to partial redemption, Securities of a Series of authorized denominations in exchange for the unredeemed portion of any Securities of such Series redeemed in part only; and

(v) if specifically so provided by the provisions of the Securities of a Series, Securities of such Series in exchange for Securities of another Series;

provided, however, that any definitive registered global Security shall be exchangeable only as provided in Sections 5(a)(i), 5(a)(iv) and 5(b) and any definitive bearer global Securities delivered to a Common Depositary shall be exchangeable only as provided in Sections 5(a)(i), 5(a)(iv) and 5(b).

Bearer Securities may not be issued in exchange for registered Securities. All bearer Securities of a Series surrendered for exchange for other Securities of such Series shall have attached thereto all unmatured coupons appertaining thereto. Unless otherwise provided in the Authorization, bearer Securities shall be dated the date from which interest on the

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Securities of such Series first begins to accrue. Registered Securities shall be dated the date of their authentication by the Fiscal Agent. Each Security authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Security shall carry all the rights if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Security. Notwithstanding anything to the contrary herein contained, such new Security, if a registered Security, shall be so dated, and, if a bearer Security, shall have attached thereto such coupons, that neither gain nor loss in interest shall result from such transfer or exchange.

(b)(i) Definitive Registered Global Securities Deposited with DTC. This Section 5(b)(i) shall apply only to definitive registered global Securities deposited with DTC pursuant to Section 1(f)(i), unless otherwise provided in the Authorization.

A definitive registered global Security shall be exchangeable if (x) DTC notifies the Issuer that it is unwilling or unable to continue as a clearing agency for all global Securities or if at any time DTC ceases to be a clearing agency registered under the United States Securities Exchange of 1934, (y) the Issuer delivers to the Fiscal Agent a written notice executed by Authorized Officers that all definitive registered global Securities shall be exchangeable or (z) an event of default has occurred and is continuing with respect to the Securities.

Unless the definitive registered global Security is presented by an authorized representative of DTC to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of DTC and any payment is made to such nominee, any transfer, pledge or other use of the definitive registered global Security for value or otherwise shall be wrongful since the registered owner of the definitive registered global Security, the nominee of DTC, has an interest in the definitive registered global Security.

If the beneficial owners of interests in a definitive registered global Security are entitled to exchange interests for definitive registered Securities of such Series of another authorized form, as provided in the second preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged the Issuer shall deliver to the Fiscal Agent definitive registered Securities executed by the Issuer and in an aggregate principal or face amount equal to the principal or face amount of such definitive registered global Security executed by the Issuer. On or after the earliest date on which such interests may be so exchanged, such definitive registered global Security may be surrendered by DTC to the Fiscal Agent, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive registered Securities without charge and the Fiscal Agent shall authenticate and deliver, in exchange for each portion of such definitive registered global Security, an equal aggregate principal amount of definitive registered Securities of the same Series of authorized denominations and of like tenor as the portion of such definitive registered global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of such Series and like tenor to be redeemed and ending on the relevant date of redemption. Any definitive registered global Security that is exchangeable pursuant to this Section 5(b)(i) shall be exchangeable for definitive registered Securities issuable in the denominations specified in the Authorization and registered in such names as DTC shall direct. If a definitive registered Security is issued in exchange for any portion of a definitive registered global Security after the close of business at the office or agency where such exchange occurs on any record date and before

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the opening of business at such office or agency on the relevant interest payment date, interest will be payable on such interest payment date only to the person shown in the records of DTC on the record date as the holder of the Security.

DTC may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a holder is entitled to take under this Fiscal Agency Agreement or the Securities.

(b)(ii) Definitive Registered Global Securities Deposited with a Common Depositary. This Section 5(b)(ii) shall apply only to definitive registered global Securities deposited with the Common Depositary pursuant to Section 1(f)(ii), unless otherwise provided in the Authorization.

A definitive registered global Security deposited with the Common Depositary shall be exchangeable if (x) Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue as clearing agency for all global Securities and a successor clearing agency is not appointed by Italy within 90 days after receiving such notice from Euroclear or Clearstream, (y) the Issuer delivers to the Fiscal Agent a written notice executed by Authorized Officers that all definitive registered global Securities shall be exchangeable or (z) an event of default has occurred and is continuing with respect to the Securities.

(c) Definitive Bearer Global Securities. This Section 5(c) shall apply only to definitive bearer global Securities delivered to a Common Depositary for Euroclear or Clearstream pursuant to Section 1(f)(ii), unless otherwise provided in the Authorization.

If the beneficial owners of interests in a definitive bearer global Security are entitled to exchange such interests for definitive bearer Securities or definitive registered Securities of such Series, as provided in the Authorization, then without unnecessary delay but in any event not later than the fifteenth day prior to the earliest date on which such interests may be so exchanged the Issuer shall deliver to the Fiscal Agent definitive bearer Securities and/or definitive registered Securities executed by the Issuer and in an aggregate principal amount equal to the principal amount of such definitive bearer global Security on or after the earliest date on which such interests may be so exchanged, such definitive global Security may be surrendered by the Common Depositary to the Fiscal Agent outside the United States, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive bearer Securities and/or definitive registered Securities without charge and the Fiscal Agent shall authenticate and deliver, in exchange for each portion of such definitive bearer global Security, an equal aggregate principal amount of definitive bearer Securities and/or definitive registered Securities of the same Series of authorized denominations and of like tenor as the portion of such definitive bearer global Security in such combination thereof as shall be specified by the beneficial owner thereof and communicated to the Fiscal Agent through Euroclear or Clearstream, and, if in registered form, registered in such name as may be specified by the beneficial owner thereof and so communicated to the Fiscal Agent; provided, however, that no such exchange may occur during a period beginning at the opening of business 15 days before any selection of Securities of that Series and like tenor to be redeemed and ending on the relevant date of redemption; and provided, further, that no definitive bearer Security delivered in exchange for a portion of a definitive bearer global Security shall be mailed or otherwise delivered to any location in the United States. If a definitive registered Security is issued in exchange for any portion of a definitive bearer global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at

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such office or agency on the relevant interest payment date, interest will not be payable on such interest payment date in respect of such definitive registered Security, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such definitive bearer global Security is payable.

Beneficial interests in a definitive bearer global Security will be evidenced only by, and transfers thereof will be effected only through, records maintained by Euroclear and Clearstream.

6.	Register.

The Fiscal Agent, as agent of the Issuer for the purpose, shall maintain a register of each Series of Securities issued in whole or in part in registered form for the registration of transfers of Securities of such Series. Upon presentation for the purpose of registration of transfer at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York (or such other location as may be specified in the terms of the Securities of such series) of any registered Security of such Series, accompanied by a written instrument of transfer in the form approved by the Issuer and the Fiscal Agent (it being understood that, until notice to the contrary is given to holders of Securities of a Series, the Issuer and the Fiscal Agent shall be deemed to have approved the form of instrument of transfer, if any, printed on any definitive registered Security of such Series), executed by the registered holder, in person or by such holder’s attorney thereunto duly authorized in writing, such Security shall be transferred upon the register for the Securities of such Series, and a new registered Security of such Series and of like tenor shall be authenticated and issued in the name of the transferee; provided, however, that registered Securities may be delivered for the purpose of registration of transfer by mail at the risk and expense of the transferor. Transfers and exchanges of Securities of a Series shall be subject to such restrictions as shall be set forth in the text of the Securities of such Series and such reasonable regulations as may be prescribed by the Issuer. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be named on the Security register. No service charge shall be made for any registration, registration of transfer or exchange of the Securities of a Series unless otherwise provided by the provisions of the Securities of such Series, but, except as otherwise provided herein with respect to the exchange of temporary securities for definitive securities, the Fiscal Agent (and any Transfer Agent or authenticating agent appointed pursuant to Section 2 or 3 hereof, respectively) may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith and any other amounts required to be paid by the provisions of the Securities of such Series.

Any Transfer Agent appointed pursuant to Section 2 hereof shall provide to the Fiscal Agent such information as the Fiscal Agent may reasonably require in connection with the delivery by such Transfer Agent of Securities in exchange for other Securities.

Neither the Fiscal Agent nor any Transfer Agent shall be required to make registrations of transfers or exchange of Securities of a Series during any periods set forth in the text of the Securities of such Series.

7.	Sinking Fund and Optional Redemption.

The Issuer hereby authorizes and directs the Fiscal Agent to administer the sinking fund with respect to the Securities of any Series having a mandatory sinking fund or

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similar provision in accordance with the provisions set forth in the text of the Securities of such Series. In the event that the provisions of the Securities of a Series permit the Issuer to redeem Securities of such Series at its option, the Issuer shall, unless otherwise provided in the text of the Securities of such Series, give written notice to the Fiscal Agent of the principal amount of Securities of such Series to be so redeemed not less than 60 days prior to the redemption date. All notices of redemption of the Securities of a Series shall be made in the name and at the expense of the Issuer and shall be given in accordance with the provisions applicable thereto set forth in the Authorization relating to or the text of the Securities of such Series. In the event that the provisions set forth in the Authorization or in the text of the Securities of a Series permit the Issuer to redeem Securities of such Series only upon the occurrence or satisfaction of a condition or conditions precedent thereto, prior to the giving of notice of redemption of the Securities of such Series, the Issuer shall deliver to the Fiscal Agent a certificate of Authorized Officers stating that the Issuer is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that such condition or conditions precedent have occurred or been satisfied. In the event that the provisions of the Securities of a Series permit the holders thereof, at their option, to cause the Issuer to redeem such Securities, the Issuer shall, as contemplated by Section 4 hereof, arrange with the Fiscal Agent (and such Paying Agent for the purpose, if applicable) for the provision of funds sufficient to make payments to such holders in respect of such redemptions, and the Fiscal Agent shall provide to the Issuer from time to time reasonable information as to such redemptions.

Whenever less than all the Securities of a Series at any time outstanding are to be redeemed at the option of the Issuer, the particular Securities of such Series to be redeemed shall be selected not more than 60 days prior to the redemption date by the Fiscal Agent from the Outstanding Securities of such Series not previously called for redemption, in the case of bearer Securities of such Series, individually by lot (unless all bearer Securities are subject to such redemption) and, in the case of registered Securities of such Series, by such usual method as the Fiscal Agent shall deem fair and appropriate, which method may provide for the selection for redemption of portions of the principal amount of registered Securities of such Series the minimum denominations of which, if any, will be specified in the text of the Securities of such Series. Upon any partial redemption of a registered Security of a Series, the Fiscal Agent shall authenticate and deliver in exchange therefor one or more registered Securities of such Series, of any authorized denomination and like tenor as requested by the holder thereof, in aggregate principal amount equal to the unredeemed portion or the principal of such Security.

8.	Conditions of Fiscal Agent’s Obligations.

The Fiscal Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees and to all of which the rights of holders from time to time of Securities are subject:

(a) Compensation and Indemnity. The Fiscal Agent shall be entitled to compensation as agreed with the Issuer for all services rendered by it, and the Issuer agrees promptly to pay such compensation and to reimburse the Fiscal Agent for the documented out-of-pocket expenses (including counsel fees) properly incurred by it in connection with its services hereunder. The Issuer also agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence or wilful misconduct, arising out of or in connection with its acting as Fiscal Agent hereunder, as well as the costs and expenses of defending against any claim of liability in the premises. The

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obligations of the Issuer under this Section 8(a) shall survive payment of all the Securities or the resignation or removal of the Fiscal Agent. Except in the case of negligence or willful default, no Agent shall be liable either for any act or omission under this Agreement, or, if any Security shall be lost, stolen, destroyed or damaged. Notwithstanding the foregoing, under no circumstances will the Agents be liable to Italy or any other party to this Agreement for any consequential loss (being loss of business, goodwill, opportunity or profit) or any special or punitive damages of any kind whatsoever, in each case however caused or arising and whether or not foreseeable, even if advised of the possibility of such loss or damage.

(b) Agency. In acting under this Agreement and in connection with the Securities, the Fiscal Agent is acting solely as agent of the Issuer and does not assume any responsibility for the correctness of the recitals in the Securities (except for the correctness of the statement in its certificate of authentication thereon) or any obligation or relationship of agency or trust, for or with any of the owners or holders of the Securities or coupons, except that all funds held by the Fiscal Agent for the payment of principal of (and premium, if any) and any interest on the Securities shall be held as a banker and are not subject to the UK FSA Client Money Rules (money held by the Fiscal Agent need not be segregated by it from its other funds); provided, however, that monies held in respect of the Securities of a Series remaining unclaimed at the end of two years after the principal of all the Securities of such Series shall have become due and payable (whether at maturity or otherwise) and monies sufficient therefor shall have been duly made available for payment shall, together with any interest made available for payment thereon, be repaid to the Issuer, as provided and in the manner set forth in the Securities of such Series. Upon such repayment all liability for the Fiscal Agent and Paying Agents with respect to such funds shall thereupon cease.

(c) Advice of Counsel. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof may consult with their respective counsel or other counsel satisfactory to them or any professional advisors, and the opinion of such counsel or advisor shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in good faith and without negligence and in accordance with such opinion.

(d) Opinion of Counsel. The obligations of the Fiscal Agent shall be subject to the condition that internal counsel for Italy shall have furnished to the Fiscal Agent a written opinion, dated the time of delivery of the Securities of a Series to the effect that:

(i) The notes have been duly authorized and executed in accordance with the laws of Italy and, assuming due authentication by the Fiscal Agent, have been duly and validly issued and delivered and, assuming their compliance with New York State law, constitute valid, legally binding, direct, unconditional and general obligations of Italy for borrowed money enforceable in accordance with their terms and entitled to the benefits of the Fiscal Agency Agreement, assuming its approval as required by state contract law; the full faith and credit of Italy is pledged for the due and punctual payment of the notes and for the performance of the obligations of Italy with respect thereto; and the notes will rank pari passu, without any preference one over the other by reason of priority of date of issue, currency of payment or otherwise, with all other unsecured and unsubordinated general obligations of Italy in respect of money borrowed by Italy; and

(ii) Neither the execution and delivery of the underwriting agreement, the pricing agreement, the notes, the Fiscal Agency Agreement, nor the consummation of the transactions therein contemplated nor compliance with the terms and provisions thereof,

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including performance of each of the obligations contained in the notes, will result in a breach of any of the terms, conditions or provisions of any treaty, convention, material agreement or material instrument to which Italy is a party or by which Italy is bound or constitute a default thereunder.

(e) Reliance. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof each shall be protected and incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security or coupon, notice, direction, consent, certificate, affidavit, statement, opinion or other paper or document believed by it, in good faith and without negligence, to be genuine and to have been passed or signed by the proper parties.

(f) Interest in Securities etc. The Fiscal Agent, any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof and their respective affiliates, officers, directors and employees may become the owner of, or acquire any interest in, any Securities or coupons, with the same rights that they would have if they were not the Fiscal Agent, such other Paying Agent or Transfer Agent or such person, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depository, trustee or agent for, any committee or body of holders of Securities or coupons or other obligations of the Issuer, as freely as if they were not the Fiscal Agent, such offer Paying Agent or Transfer Agent or such person.

(g) Non-Liability for Interest. Subject to any agreement between the Issuer and the Fiscal Agent to the contrary, the Fiscal Agent shall not be under any liability for interest on monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities.

(h) Certifications. Whenever in the administration of this Agreement the Fiscal Agent shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or negligence on its part, rely upon a certificate signed by any person authorized by or pursuant to the Authorization and delivered to the Fiscal Agent.

(i) No Implied Obligations. The duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, and the Fiscal Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent. The Fiscal Agent is entitled to do nothing if conflicting, unclear or equivocal instructions are received. Notwithstanding the foregoing, if such conflicting, unclear or equivocal instructions are received, the Fiscal Agent shall use its commercially reasonable efforts to seek clarification.

(j) Location of Agents and Register. Notwithstanding any other provision of this Agreement, the functions of the Paying Agents, Transfer Agents, Fiscal Agent and Registrar hereunder in respect of the Securities of a Series may be provided by such agents and Registrar from their respective offices in London, England, as specified in the terms of the Securities of such Series. In addition, the Register in respect of the Securities of a Series may be maintained at the office of the registrar in London, England, as specified in the terms of the Securities of such Series.

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9.	Resignation and Appointment of Successor.

(a) Fiscal Agent and Paying Agent. The Issuer agrees, for the benefit of the holders from time to time of the Securities of a Series, that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having an established place of business in the Borough of Manhattan, The City of New York, and authorized under such laws to exercise corporate trust powers, and, to the extent required by the provisions of bearer Securities of such Series, if any, unless payments are permitted by the provisions of Section 4(a)(v) hereof to be made in the United States, a Paying Agent outside the United States for payment of principal of (and premium, if any) and any interest on such bearer Securities, until all the Securities of such Series authenticated and delivered hereunder (i) shall have been delivered to the Fiscal Agent for cancellation or (ii) become due and payable and monies sufficient to pay the principal of (and premium, if any) and any interest on the Securities of such Series shall have been made available for payment and either paid or returned to the Issuer as provided herein and in such Securities.

(b) Resignation. The Fiscal Agent may at any time resign by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than 90 days from the date on which such notice is given, unless the Issuer agrees to accept shorter notice. The Fiscal Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it shall become effective. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, to be specified in accordance with the preceding sentences, such resignation or removal shall take effect only upon the appointment by the Issuer, as hereinafter provided, of a successor Fiscal Agent, that, to qualify as such, shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having and acting through an established place of business in the Borough of Manhattan, The City of New York, authorized under such laws to exercise corporate trust powers, and the acceptance of such appointment by such successor Fiscal Agent. Upon its resignation or removal, the Fiscal Agent shall be entitled to payment by the Issuer pursuant to Section 8 hereof of compensation for services rendered and to reimbursement of out-of-pocket expenses.

(c) Successors. In case at any time the Fiscal Agent or any Paying Agent in respect of the Securities of a Series (if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of such Series or this Agreement, the Issuer is required to maintain a Paying Agent) shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of applicable receivership, bankruptcy, insolvency, reorganization or other similar legislation, or if a receiver of it or its property shall be appointed, or if any public officer shall take charge or control of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent or Paying Agent, as the case may be, qualified as aforesaid, shall be appointed by the Issuer by an instrument in writing, filed with the successor Fiscal Agent or

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Paying Agent, as the case may be, and the predecessor Fiscal Agent or Paying Agent, as the case may be. Upon the appointment as aforesaid of a successor Fiscal Agent or Paying Agent, as the case may be, and acceptance by such successor of such appointment, the Fiscal Agent or Paying Agent, as the case may be, so succeeded shall cease to be Fiscal Agent or Paying Agent, as the case may be, hereunder. If no successor Fiscal Agent or other Paying Agent, as the case may be, shall have been so appointed by the Issuer and shall have accepted appointment as hereinafter provided, and, in the case of such other Paying Agent, if such other Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of a series or this Agreement the Issuer is required to maintain a Paying Agent, then the relevant Agent shall be entitled, on behalf of Italy, to appoint in its place any reputable financial institution of good standing and Italy shall not unreasonably object to such appointment or any holder of a Security who has been a bona fide holder of a Security for at least six months (which Security, in the case of such other Paying Agent, is of the Series referred to in this sentence), on behalf of himself and all others similarly situated, or the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor agent. The Issuer shall give prompt written notice to each other Paying Agent of the appointment of a successor Fiscal Agent.

(d) Acknowledgment. Any successor Fiscal Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent hereunder, and such predecessor, upon payment or its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Fiscal Agent hereunder.

(e) Merger, Consolidation, etc. Any corporation into which the Fiscal Agent hereunder may be merged, or any corporation resulting from any merger or consolidation to which the Fiscal Agent shall be a party, or any corporation to which the Fiscal Agent shall sell or otherwise transfer all or substantially all the assets and business of the Fiscal Agent, provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f) Separate Fiscal Agents. The Issuer may appoint a separate fiscal agent for the Securities of any Series in addition to or in lieu of the Fiscal Agent or any other fiscal agent which is acting as such agent for the Securities of any other Series. Any such separate fiscal agent shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having and acting through an established place of business in the Borough of Manhattan, The City of New York and authorized under such laws to exercise corporate trust powers. Any separate fiscal agent shall enter into an agreement with the Issuer under which such fiscal agent shall agree to act on substantially the terms applicable to the Fiscal Agent hereunder.

10.	Payment of Taxes

The Issuer will pay all stamp and other duties, if any, which may be imposed by the Republic of Italy, the United States of America or any political subdivision thereof or

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taxing authority of or in the foregoing with respect to this Agreement or the issuance of the Securities.

11.	Meetings and Amendments.

(a) Calling of Meeting. A meeting of holders of Securities of a Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as provided in Schedule 1 hereto.

(b) Manifest Error, Technical Amendments. Notwithstanding anything to the contrary herein, the terms and conditions of the Securities of a Series and any agreement governing the issuance or administration of the Securities may be modified by the Issuer without the consent of any holders of the Securities of such Series: (i) to correct a manifest error or cure an ambiguity; or (ii) if the modification is of a formal or technical nature or for the benefit of the holders of the Securities. The Issuer will publish the details of any modification of the Securities of such Series made pursuant to this Section 11(b) within ten days of the modification becoming legally effective.

(c) Form of Proposed Amendments. It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(d) Notations. Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and the Issuer, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Issuer, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

12.	Indemnity by the Fiscal Agent.

The Fiscal Agent shall indemnify the Issuer against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which the Issuer may incur as a result of or arising out of or in relation to the Fiscal Agent’s wilful misconduct, negligence or bad faith or that of its officers, directors or employees. The obligations of the Fiscal Agent under this Section 12 shall survive payment of all Securities, the resignation or removal of the Fiscal Agent or the termination or the expiry of this Agreement, as the case may be.

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13.	Governing Law.

This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

14.	Notices.

All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Fiscal Agent shall be delivered, or transmitted by facsimile to it at its Corporate Trust Office, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Facsimile No. +44-20-7500-5877, Attention: Agency and Trust, or if sent to Italy shall be delivered or transmitted by facsimile to it at Ministry of Economy and Finance, Via XX Settembre 97, 00187 Rome, Italy, Facsimile No. +39-06-481-4476, Attention: Director General, Public Debt. The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

If the Fiscal Agent shall receive any notice or demand addressed to the Issuer by the holder of a Security, the Fiscal Agent shall promptly forward such notice or demand to the Issuer.

Notice to holders of Securities of a Series shall be given as provided in the terms of the Securities of such Series, provided, however, if the Fiscal Agent is requested to give notice in the name and at the expense of Italy it shall receive notice from Italy at least 15 days prior to the last date for notice to the holders. Notwithstanding the foregoing, in the case of a holder of a global Security notice by the Fiscal Agent shall be sufficient once made to DTC as is customary in arrangements between the Fiscal Agent and DTC.

15.	Consent to Service; Jurisdiction.

The Issuer hereby appoints its Ambassador to the United States, 3000 Whitehaven Street N.W., Washington, D.C. 20008, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities or coupons or this Agreement which may be instituted in any State or Federal court in The City of New York by the holder of any Security or coupon and expressly accepts the jurisdiction of any such court in respect of such action. The Issuer hereby irrevocably waives any immunity to service of process in respect of any such action to which it might otherwise be entitled and any objection to venue in any action arising out of or based on the Securities or coupons or this Agreement which may be instituted by the Fiscal Agent or holder of any Security or coupon in any State or Federal court in The City of New York or (except as to venue) in any competent court in the Republic of Italy. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been provided to the Fiscal Agent pursuant to the terms hereof and either paid or returned to the Issuer as provided in Section 8(b) hereof, except that, if for any reason, its Ambassador to the United States ceases to be able to act as Authorized Agent or no longer has an address in the United States, the Issuer will appoint another person in Washington, D.C. or The City of New York, selected in its discretion, as such Authorized Agent. Prior to the date of issuance of any Securities hereunder, the Issuer shall obtain the acceptance of its Ambassador to the United States to his appointment as such Authorized Agent, a copy of which acceptance it

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shall provide to the Fiscal Agent. The Issuer shall take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within Washington, D.C. by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action arising out of or based on the Securities may be instituted by the holder of any Security or coupon in any competent court in the Republic of Italy. The Issuer hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the Securities or coupons or this Agreement which may be instituted by the Fiscal Agent or the holder of any Security or coupon in any State or Federal court in The City of New York or in any competent court in Republic of Italy. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States Federal securities laws.

16.	Whole Agreement.

(a) This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement.

(b) Each party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

(c) So far as it is permitted by law and except in the case of fraud, each party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

(d) For purposes of Clauses (a) – (c) above, “this Agreement” includes all documents entered into pursuant to this Agreement.

17.	Headings.

The section headings herein are for convenience only and shall not affect the construction hereof.

18.	Counterparts.

This Agreement may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written,

REPUBLIC OF ITALY

By:	/s/ Dr. Maria Cannata
	Name:	Dr. Maria Cannata
	Title:	Director General
Directorate II
Department of Treasury
Ministry of Economy and Finance

CITIBANK, NA,

By:	/s/ Rachel Clear
	Name:	Rachel Clear
	Title:	Vice President

SCHEDULE 1

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

This Schedule shall apply to each Series of Securities issued under the Fiscal Agency Agreement subject to any modifications that may be applicable to such Series of Securities as set out in the relevant terms and conditions for such Series of Securities. Unless otherwise specified in the relevant terms and conditions for such Series of Securities, references to “Securities” in this Schedule shall mean the Securities of that applicable Series only and “Holders” shall be construed accordingly.

1.	General Definitions

Unless otherwise defined in this Schedule, capitalized terms used but not defined in this Schedule shall have the respective meanings ascribed to them in the Fiscal Agency Agreement. As used herein, the following expressions shall have the following meanings unless the context otherwise requires:

(a) ‘cross series modification’ means a modification involving (i) any Series of Securities or any agreement governing the issuance or administration of such Series, and (ii) the debt securities of one or more other series or any agreement governing the issuance or administration of such other debt securities.

(b) ‘cross series proposal’ means a proposal or matter for consideration affecting or concerning (i) any Series of Securities or any agreement governing the issuance or administration of such Series, and (ii) one or more other series of debt securities or any agreement governing the issuance or administration of such other series of debt securities.

(c) ‘debt securities’ means the Securities and any other bills, bonds, debentures, notes or other debt securities issued by the Issuer in one or more series with an original stated maturity of more than one year, and includes any such obligation, irrespective of its original stated maturity, that formerly constituted a component part of a debt security.

(d) ‘holder’ in relation to any Security means (i) the person in whose name the Security is registered on the books and records of the Issuer, (ii) the bearer of the Security, and/or (iii) the person the Issuer is entitled to treat as the legal holder of the Security; and in relation to any other debt security means the person the Issuer is entitled to treat as the legal holder of the debt security in accordance with the terms and conditions of such debt security or any agreement governing the issuance or administration of such debt security.

(e) ‘index linked obligation’ means a debt security that provides for the payment of additional amounts linked to changes in a published index, but does not include a component part of an index linked obligation that is no longer attached to that index linked obligation.

(f) ‘modification’ in relation to the Securities means any modification, amendment, supplement or waiver of the terms and conditions of the Securities or any agreement governing the issuance or administration of the Securities, and has the same meaning in relation to the debt securities of any other series save that any of the foregoing references to the Securities or any agreement governing the issuance or administration of the

Securities shall be read as references to such other debt securities or any agreement governing the issuance or administration of such other debt securities.

(g) ‘outstanding’ in relation to any Security means a Security that is outstanding for purposes of Section 2.7 of this Schedule, and in relation to debt securities of any other series means a debt security that is outstanding for purposes of Section 2.8 of this Schedule.

(h) ‘proposal’ in relation to any Security means any proposal, plan, scheme, request and/or any matter whatsoever put forward for consideration, acceptance, adoption and/or performance in connection with such Security.

(i) ‘record date’ in relation to any proposal or proposed modification relating to any Series of Securities means the date fixed by the Issuer for determining the holders of Securities and, in the case of a cross series modification and/or cross series proposal, the holders of debt securities of each other series, in each case that are entitled to vote on or sign a written resolution in relation to the proposed modification.

(j) ‘reserved matter’ in relation to the Securities of any Series means any proposal relating to and/or a modification of the terms and conditions of the Securities of such Series or of any agreement governing the issuance or administration of the Securities that relates to or would, if approved, give rise to:

(i) change the date on which any amount is payable on such Securities;

(ii) reduce any amount, including any overdue amount, payable on such Securities;

(iii) change the method used to calculate any amount payable on such Securities;

(iv) reduce the redemption price for the Securities or change any date on which such Securities may be redeemed;

(v) change the currency or place of payment of any amount payable on such Securities;

(vi) impose any condition on or otherwise modify the Issuer’s obligation to make payments on such Securities;

(vii) except as permitted by any related guarantee, release any guarantee issued in relation to such Securities or change the terms of that guarantee;

(viii) except as permitted by any related security agreement, release any collateral that is pledged or charged as security for the payment of such Securities or change the terms on which that collateral is pledged or charged;

(ix) change any payment related circumstance under which such Securities may be declared due and payable prior to their stated maturity;

(x) change the seniority or ranking of such Securities;

(xi) change the law governing such Securities;

(xii) change any court to whose jurisdiction the Issuer has submitted or any immunity waived by the Issuer in relation to legal proceedings arising out of or in connection with such Securities;

(xiii) change the principal amount of outstanding Securities or, in the case of a cross series modification and/or cross series proposal, the principal amount of debt securities of any other series required to approve a proposed modification in relation to such Securities, the principal amount of outstanding Securities required for a quorum to be present, or the rules for determining whether a Security is outstanding for these purposes; or

(xiv) change the definition of a reserved matter,

and has the same meaning in relation to the debt securities of any other series save that any of the foregoing references to the Securities or any agreement governing the issuance or administration of the Securities shall be read as references to such other debt securities or any agreement governing the issuance or administration of such other debt securities.

(k) ‘series’ means, unless otherwise specified in the terms and conditions of such debt securities, debt securities that are (i) identical in all respects except for their date of issuance or first payment date, and (ii) expressed to be consolidated and form a single series.

(l) ‘zero coupon obligation’ means a debt security that does not expressly provide for the accrual of interest, and includes the former component parts of a debt security that did expressly provide for the accrual of interest if that component part does not itself expressly provide for the accrual of interest.

(m) ‘48 hours’ means a period of 48 hours including all or part of two days upon which commercial banks are generally open for business (x) in the place where the relevant meeting is to be held, (y) in Italy, and (z) in the place where the relevant agent of the Issuer for the purposes of receiving notices of proxies has its specified office (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which commercial banks are generally open for business in all of the places as aforesaid.

2.	Proposals relating to, and Modification of, Securities

2.1 Reserved Matter Proposals and/or Modifications. Except as provided in Section 2.2, any conditions of the Securities and any agreement governing the issuance or administration of the Securities may be modified in relation to a reserved matter with the consent of the Issuer and:

(a) the affirmative vote of holders of not less than 75% of the aggregate principal amount of the outstanding Securities represented at a duly called meeting of Holders; or

(b) a written resolution signed by or on behalf of holders of not less than 66 2/3% of the aggregate principal amount of the Securities then outstanding.

2.2 Cross Series Proposals and/or Cross Series Modifications. In the case of a cross series modification and/or cross series proposal, any modification in relation to, or proposal relating to, a reserved matter, affecting the terms and conditions of the Securities and debt securities of any other series, and/or any agreement governing the issuance or administration of the Securities or debt securities of such other series, may be modified in relation to a reserved matter with the consent of the Issuer and:

(a)(i) the affirmative vote of not less than 75% of the aggregate principal amount of the outstanding debt securities represented at separate duly called meetings of the holders of the debt securities of all the series (taken in the aggregate) that would be affected by the proposal and/or proposed modification; or

(ii) a written resolution signed by or on behalf of the holders of not less than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all the series (taken in the aggregate) that would be affected by the proposal and/or proposed modification;

and

(b)(i) the affirmative vote of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities represented at separate duly called meetings of the holders of each series of debt securities (taken individually) that would be affected by the proposal and/or proposed modification; or

(ii) a written resolution signed by or on behalf of the holders of more than 50% of the aggregate principal amount of the then outstanding debt securities of each series (taken individually) that would be affected by the proposal and/or proposed modification.

A separate meeting for each affected series of debt securities will be called and held, or a separate written resolution signed for each affected series of debt securities, in relation to any modification or proposal.

2.3 Proposed Cross Series Modifications and/or Cross Series Proposals. A proposed cross series modification and/or cross series proposal may include one or more proposed alternative proposals and/or modifications of the terms and conditions of each affected series of debt securities or of any agreement governing the issuance or administration of any affected series of debt securities, provided that all such proposed alternative proposals and/or modifications are addressed to and may be accepted by any holder of any debt security of any affected series.

2.4 Partial Cross Series Modifications and/or Cross Series Proposals. If a proposed cross series modification and/or cross series proposal is not approved in relation to a reserved matter in accordance with Section 2.2, but would have been so approved if the proposal and/or proposed modification had involved only the Securities and one or more, but less than all, of the other series of debt securities affected by the proposal and/or proposed modification, that cross series modification and/or cross series proposal will be deemed to have been approved, notwithstanding Section 2.2, in relation to the Securities and debt securities of each other series whose proposal and/or modification would have been approved in accordance with Section 2.2 if the proposal and/or proposed modification had involved only the Securities and debt securities of such other series, provided that:

(a) prior to the record date for the proposed cross series modification and/or cross series proposal, the Issuer has publicly notified holders of the Securities and other affected debt securities of the conditions under which the proposed cross series modification will be deemed to have been approved if it is approved in the manner described above in relation to the Securities and some but not all of the other affected series of debt securities; and

(b) those conditions are satisfied in connection with the proposed cross series modification and/or cross series proposal.

2.5 Non Reserved Matter Proposal and Modification. Any modification in relation to, or proposal relating to, the terms and conditions of the Securities and/or any agreement governing the issuance or administration of the Securities and which is not, or does not relate to a reserved matter, may only be approved with the consent of the Issuer and:

(a) the affirmative vote of holders of more than 50% of the aggregate principal amount of the outstanding Securities represented at a duly called meeting of Holders; or

(b) a written resolution signed by or on behalf of a Holder or Holders of more than 50% of the aggregate principal amount of the outstanding Securities.

2.6 Multiple Currencies, Index Linked Obligations and Zero Coupon Obligations. In determining whether a proposal and/or proposed modification has been approved or otherwise sanctioned (as the case may be) by the requisite principal amount of Securities and debt securities of one or more other series:

(a) if the proposal and/or modification involves debt securities denominated in more than one currency, the principal amount of each affected debt security will be equal to the amount of euro that could have been obtained on the record date for the proposed modification with the principal amount of that debt security, using the applicable euro foreign exchange reference rate for the record date published by the European Central Bank;

(b) if the proposal and/or modification involves an index linked obligation, the principal amount of each such index linked obligation will be equal to its adjusted nominal amount;

(c) if the proposal and/or modification involves a zero coupon obligation that did not formerly constitute a component part of an index linked obligation, the principal amount of each such zero coupon obligation will be equal to its nominal amount or, if its stated maturity date has not yet occurred, to the present value of its nominal amount;

(d) if the proposal and/or modification involves a zero coupon obligation that formerly constituted a component part of an index linked obligation, the principal amount of each such zero coupon obligation that formerly constituted the right to receive:

(i) a non index linked payment of principal or interest will be equal to its nominal amount or, if the stated maturity date of the non index linked payment has not yet occurred, to the present value of its nominal amount; and

(ii) an index linked payment of principal or interest will be equal to its adjusted nominal amount or, if the stated maturity date of the index linked payment has not yet occurred, to the present value of its adjusted nominal amount; and

(e) For purposes of this Section 2.6:

(i) the adjusted nominal amount of any index linked obligation and any component part of an index linked obligation is the amount of the payment that would be due on the stated maturity date of that index linked obligation or component part if its stated maturity date was the record date for the proposal and/or proposed modification, based on the value of the related index on the record date published by or on behalf of the Issuer or, if there is no such published value, on the interpolated value of the related index on the record date determined in accordance with the terms and conditions of the index linked obligation, but in no event will the adjusted nominal amount of such index linked obligation or component part be less than its nominal amount unless the terms and conditions of the index linked obligation provide that the amount of the payment made on such index linked obligation or component part may be less than its nominal amount; and

(ii) the present value of a zero coupon obligation is determined by discounting the nominal amount (or, if applicable, the adjusted nominal amount) of that zero coupon obligation from its stated maturity date to the record date at the specified discount rate using the applicable market day count convention, where the specified discount rate is:

(x) if the zero coupon obligation was not formerly a component part of a debt security that expressly provided for the accrual of interest, the yield to maturity of that zero coupon obligation at issuance or, if more than one tranche of that zero coupon obligation has been issued, the yield to maturity of that zero coupon obligation at the arithmetic average of all the issue prices of all the zero coupon obligations of that series of zero coupon obligations weighted by their nominal amounts; and

(y) if the zero coupon obligation was formerly a component part of a debt security that expressly provided for the accrual of interest:

(1) the coupon on that debt security if that debt security can be identified; or

(2) if such debt security cannot be identified, the arithmetic average of all the coupons on all of the Issuer’s debt securities (weighted by their principal amounts) referred to below that have the same stated maturity date as the zero coupon obligation to be discounted, or, if there is no such debt security, the coupon interpolated for these purposes on a linear basis using all of the Issuer’s debt securities (weighted by their principal amounts) referred to below that have the two closest maturity dates to the maturity date of the zero coupon obligation to be discounted, where the debt securities to be used for this purpose are all of the Issuer’s index linked obligations if the zero coupon obligation to be discounted was formerly a component part of an index linked obligation and all of the Issuer’s debt securities (index linked obligations and zero coupon obligations excepted) if the zero coupon obligation to be discounted was not formerly a component part of an index linked obligation, and in either case are denominated in the same currency as the zero coupon obligation to be discounted.

2.7 Outstanding Securities. In determining whether Holders of the requisite principal amount of outstanding Securities have voted in favor of a proposal and/or proposed modification or whether a quorum is present at any meeting of Holders called to vote on a proposal and/or proposed modification, a Security will be deemed to be not outstanding, and may not be voted for or against a proposal and/or proposed modification or counted in determining whether a quorum is present, if on the record date for such proposal and/or proposed modification:

(a) the Security has previously been cancelled or delivered for cancellation or held for reissuance but not reissued;

(b) the Security has previously been called for redemption in accordance with its terms or previously become due and payable at maturity or otherwise and the Issuer has previously satisfied its obligation to make all payments due in respect of the Security in accordance with its terms; or

(c) the Security is held by the Issuer, by a department, ministry or agency of the Issuer, or by a corporation, trust or other legal entity that is controlled by the Issuer or a department, ministry or agency of the Issuer and, in the case of a Security held by any such above mentioned corporation, trust or other legal entity, the holder of the Security does not have autonomy of decision, where:

(i) the holder of a Security for these purposes is the entity legally entitled to vote the Security for or against a proposal and/or proposed modification or, if different, the entity whose consent or instruction is by contract required, directly or indirectly, for the legally entitled holder to vote the Security for or against a proposal and/or proposed modification;

(ii) a corporation, trust or other legal entity is controlled by the Issuer or by a department, ministry or agency of the Issuer if the Issuer or any department, ministry or agency of the Issuer has the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity; and

(iii) the Holder of a Security has autonomy of decision if, under applicable law, rules or regulations and independent of any direct or indirect obligation the holder may have in relation to the Issuer:

(x) the Holder may not, directly or indirectly, take instruction from the Issuer on how to vote on a proposal and/or proposed modification; or

(y) the Holder, in determining how to vote on a proposal and/or proposed modification, is required to act in accordance with an objective prudential standard, in the interest of all of its stakeholders or in the Holder’s own interest; or

(z) the Holder owes a fiduciary or similar duty to vote on a proposal and/or proposed modification in the interest of one or more persons other than a person whose holdings of Securities (if that person then held any Securities) would be deemed to be not outstanding under this Section 2.7.

2.8 Outstanding Debt Securities. In determining whether holders of the requisite principal amount of outstanding debt securities of another series have voted in favor of a proposed cross series modification and/or cross series proposal or whether a quorum is present at any meeting of the holders of such debt securities called to vote on a proposed cross series modification and/or cross series proposal, an affected debt security will be deemed to be not outstanding, and may not be voted for or against a proposed cross series modification and/or cross series proposal or counted in determining whether a quorum is present, in accordance with the applicable terms and conditions of that debt security.

2.9 Entities Having Autonomy of Decision. For transparency purposes, the Issuer will publish promptly following the Issuer’s formal announcement of any proposal and/or proposed modification of the Securities, but in no event less than 10 days prior to the record date for the proposal and/or proposed modification, a list identifying each corporation, trust or other legal entity that for purposes of Section 2.7(c):

(a) is then controlled by the Issuer or by a department, ministry or agency of the Issuer;

(b) has in response to an enquiry from the Issuer reported to the Issuer that it is then the holder of one or more Securities; and

(c) does not have autonomy of decision in respect of its holdings of Securities.

2.10 Exchange and Conversion. Any duly approved modification of the terms and conditions of the Securities may be implemented by means of a mandatory exchange or conversion of the Securities for new debt securities containing the modified terms and conditions if the proposed exchange or conversion is notified to Holders prior to the record date for the relevant proposal and/or proposed modification. Any conversion or exchange undertaken to implement a duly approved proposal and/or modification will be binding on all Holders.

3.	Calculation Agent

3.1 Appointment and Responsibility. The Issuer will appoint a person (the ‘calculation agent’) to tally and calculate votes cast in connection with any proposal and/or proposed modification for the purposes of determining whether the proposal and/or proposed modification has been approved by the requisite principal amount of outstanding Securities and, in the case of a cross series modification and/or cross series proposal, by the requisite principal amount of outstanding debt securities of each affected series of debt securities. In the case of a cross series modification and/or cross series proposal, the same person will be appointed as the calculation agent for the proposal and/or proposed modification of the Securities and each other affected series of debt securities.

3.2 Certificate. The Issuer will provide to the calculation agent and publish prior to the date of any meeting called to vote on a proposal and/or proposed modification in respect of the Securities of any Series or the date fixed by the Issuer for the signing of a written resolution in relation to a proposed modification, a certificate:

(a) listing the total principal amount of Securities and, in the case of a cross series modification and/or cross series proposal, debt securities of each other affected series outstanding on the record date for purposes of Section 2.7;

(b) specifying the total principal amount of Securities and, in the case of a cross series modification and/or cross series proposal, debt securities of each other affected series that are deemed under Section 2.7(c) to be not outstanding on the record date; and

(c) identifying the holders of the Securities and, in the case of a cross series modification and/or cross series proposal, debt securities of each other affected series, referred to in (b) above, determined, if applicable, in accordance with the provisions of Section 2.6.

3.3 Reliance. The calculation agent may rely on any information contained in the certificate provided by the Issuer, and that information will be conclusive and binding on the Issuer and the Holders unless:

(a) an affected Holder delivers a substantiated written objection to the Issuer in relation to the certificate before the vote on a proposal and/or proposed modification or the signing of a written resolution in relation to a proposal and/or proposed modification; and

(b) that written objection, if sustained, would affect the outcome of the vote taken or the written resolution signed in relation to the proposal and/or proposed modification.

In the event a substantiated written objection is timely delivered, any information relied on by the calculation agent will nonetheless be conclusive and binding on the Issuer and affected Holders if:

(x) the objection is subsequently withdrawn;

(y) the Holder that delivered the objection does not commence legal action in respect of the objection before a court of competent jurisdiction within 15 days of the publication of the results of the vote taken or the written resolution signed in relation to the proposal and/or proposed modification; or

(z) a court of competent jurisdiction subsequently rules either that the objection is not substantiated or would not in any event have affected the outcome of the vote taken or the written resolution signed in relation to the proposal and/or proposed modification.

3.4 Publication. The Issuer will arrange for the publication of the results of the calculations made by the calculation agent in relation to any proposal and/or proposed modification relating to the Securities of any Series promptly following the meeting called to consider that proposal and/or modification or, if applicable, the date fixed by the Issuer for signing a written resolution in respect of that proposal and/or modification in respect of the

Securities of any Series, provided that non-publication will not invalidate the results or decisions taken.

4.	Holder Meetings; Written Resolutions

4.1 General. The provisions set out below, and any additional rules adopted and published by the Issuer will, to the extent consistent with the provisions set out below, apply to any meeting of Holders called to vote on a proposal and/or proposed modification and to any written resolution adopted in connection with a proposal and/or proposed modification. Such additional rules may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant clearing system. Any action contemplated in this Section 4 to be taken by the Issuer may instead be taken by an agent acting on behalf of the Issuer.

4.2 Convening Meetings. A meeting of Holders:

(a) may be convened by the Issuer at any time; and

(b) will be convened by the Issuer if an event of default in relation to the Securities has occurred and is continuing and a meeting is requested in writing by the holders of not less than 10% of the aggregate principal amount of the Securities then outstanding.

4.3 Notice of Meetings. The notice convening a meeting of Holders will be published by the Issuer at least 21 days prior to the date of the meeting or, in the case of an adjourned meeting, at least 14 days prior to the date of the adjourned meeting. The notice will be in the English language and shall:

(a) state the time, date and venue of the meeting;

(b) set out the agenda and quorum for, and the text of any resolutions proposed to be adopted at, the meeting;

(c) specify the record date for the meeting, being not more than five business days before the date of the meeting, and the documents required to be produced by a Holder in order to be entitled to participate in the meeting;

(d) include the form of instrument to be used to appoint a proxy to act on a Holder’s behalf;

(e) set out any additional rules adopted by the Issuer for the convening and holding of the meeting and, if applicable, the conditions under which a cross series modification and/or cross series proposal will be deemed to have been satisfied if it is approved as to some but not all of the affected series of debt securities; and

(f) identify the person appointed as the calculation agent for any proposal and/or proposed modification to be voted on at the meeting,

provided that, if in the opinion of the Issuer, it is impracticable, unduly costly or onerous to set out any of the above information in full in such notice, such notice may instead state generally the nature or the business to be transacted at the relevant meeting and reference in such notice a website where the full information will be made available provided further that such information shall be made available no later than 21 days before the date of the meeting, including the text of any relevant resolution.

4.4 Chair. The chair of any meeting of Holders will be appointed:

(a) by the Issuer; or

(b) if the Issuer fails to appoint a chair or the person nominated by the Issuer is not present at the meeting, by holders of more than 50% of the aggregate principal amount of the Securities then outstanding represented at the meeting.

The chair of an adjourned meeting need not be the same person as was the chair of the meeting from which the adjournment took place. The chair will not have any casting vote in respect of any proposal or proposed modification to be considered at a meeting.

4.5 Quorum. No business will be transacted at any meeting in the absence of a quorum other than the choosing of a chair if one has not been appointed by the Issuer. The quorum at any meeting at which Holders will vote on a proposal in relation to, or a proposed modification of:

(a) a reserved matter will be one or more persons present and holding not less than 66 2/3% of the aggregate principal amount of the Securities then outstanding; and

(b) a matter other than a reserved matter will be one or more persons present and holding not less than 50% of the aggregate principal amount of the Securities then outstanding.

4.6 Adjourned Meetings. If a quorum is not present within thirty minutes of the time appointed for a meeting, the meeting may be adjourned for a period of not more than 42 days and not less than 14 days as determined by the chair of the meeting. The quorum for any adjourned meeting will be one or more persons present and holding:

(a) not less than 66 2/3% of the aggregate principal amount of the Securities then outstanding in the case of a proposed reserved matter modification or a proposal relating to a reserved matter; and

(b) not less than 25% of the aggregate principal amount of the Securities then outstanding in the case of a non reserved matter modification or a proposal relating to a matter other than a reserved matter.

4.7 Written Resolutions. A written resolution signed by or on behalf of holders of the requisite majority of the Securities then outstanding will be valid for all purposes as if it was a resolution passed at a meeting of Holders duly convened and held in accordance with these provisions. A written resolution may be set out in one or more document in like form each signed by or on behalf of one or more Holders.

4.8 Entitlement to Vote. Any person who is a holder of an outstanding Security on the record date for a proposal and/or proposed modification, and any person duly appointed as a proxy by a holder of an outstanding Security on the record date for a proposal and/or proposed modification, will be entitled to vote on the proposal and/or proposed modification at a meeting of Holders and to sign a written resolution with respect to the proposal and/or proposed modification.

4.9 Voting. Every proposal and/or proposed modification will be submitted to a vote of the Holders of outstanding Securities represented at a duly called meeting or to a vote of the Holders of all outstanding Securities by means of a written resolution without need for a meeting. A Holder may cast votes on each proposal and/or proposed modification equal in number to the principal amount of the Holder’s outstanding Securities. For these purposes:

(a) in the case of a cross series modification and/or cross series proposal involving debt securities denominated in more than one currency, the principal amount of each debt security will be determined in accordance with Section 2.6(a);

(b) in the case of a cross series modification and/or cross-series proposal involving an index linked obligation, the principal amount of each such index linked obligation will be determined in accordance with Section 2.6(b);

(c) in the case of a cross series modification and/or cross series proposal involving a zero coupon obligation that did not formerly constitute a component part of an index linked obligation, the principal amount of each such zero coupon obligation will be determined in accordance with Section 2.6(c); and

(d) in the case of a cross series modification and/or cross series proposal involving a zero coupon obligation that did formerly constitute a component part of an index linked obligation, the principal amount of each such zero coupon obligation will be determined in accordance with Section 2.6(d).

4.10 Proxies. Each Holder of an outstanding Security may, by an instrument in writing executed on behalf of the Holder and delivered to the Issuer not less than 48 hours before the time fixed for a meeting of Holders or the signing of a written resolution, appoint any person (a “proxy”) to act on the Holder’s behalf in connection with any meeting of Holders at which the Holder is entitled to vote or the signing of any written resolution that the Holder is entitled to sign. Appointment of a proxy pursuant to any form other than the form enclosed with the notice of the meeting will not be valid for these purposes.

4.11 Legal Effect and Revocation of a Proxy. A proxy duly appointed in accordance with the above provisions will, subject to Section 2.7 and for so long as that appointment remains in force, be deemed to be (and the person who appointed that proxy will be deemed not to be) the Holder of the Securities to which that appointment relates, and any vote cast by a proxy will be valid notwithstanding the prior revocation or amendment of the appointment of that proxy unless the Issuer has received written notice or has otherwise been informed of the revocation or amendment at least 48 hours before the time fixed for the commencement of the meeting at which the proxy intends to cast its vote or, if applicable, the signing of a written resolution.

4.12 Binding Effect. A resolution duly passed at a meeting of Holders convened and held in accordance with these provisions, and a written resolution duly signed by the requisite majority of Holders, will be binding on all Holders, whether or not the Holder was present at the meeting, voted for or against the resolution or signed the written resolution.

4.13 Publication. The Issuer will without undue delay publish all duly adopted resolutions and written resolutions provided that the non-publication of such notice shall not invalidate such result.

5.	Publication

5.1 Notices and Other Matters. The Issuer will publish all notices and other matters required to be published pursuant to the above provisions:

(a)	on http://www.dt.tesoro.it/en/;

(b)	through Cede & Co. (or such other person as may be nominated by DTC for this purpose), as nominee for DTC;

(c)	in such other places, including in Gazzetta Ufficiale della Repubblica Italiana, and in such other manner as may be required by applicable law or regulation; and

(d)	as in accordance with the terms and conditions of the Securities.

EXHIBIT A

FORM OF REGISTERED SECURITY

[Form of Face of Security]

[CUSIP No.                    ]

[ISFN No.                        ]

REPUBLIC OF ITALY

[Title of Securities]

No. R-	[Denomination]

Republic of Italy (herein called the “Issuer” or “Italy”), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      [Currency] [                    ] on

[If the Security is to bear interest prior to maturity, insert-, and to pay interest thereon from                     or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [annually] [semi-annually] in arrears on                      [and                     ] in each year, commencing                      (each an “Interest Payment Date”), at the rate [of         % per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [if applicable, insert-, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of         % per annum on any overdue principal [and premium] and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the              [or             ] (whether or not a business day) [, as the case may be] (each a “Regular Record Date”)[,] next preceding such Interest Payment Date. Interest will be calculated on the basis of [a 360-day year, consisting of twelve 30-day months]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by Italy, notice whereof shall be given to registered holders of Securities of this Series (as defined in the Fiscal Agency Agreement) not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange.]

[Insert floating interest rate provisions, if applicable.]

[If the Security is not to bear interest prior to maturity, insert-(the “Stated Maturity”). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Principal of [(and premium, if any, on)] this Security shall be payable against surrender hereof at the corporate trust office of the Fiscal Agent, hereinafter referred to (or at such other offices or agencies as Italy may designate and notify the holders as provided in Paragraph 6[(e)] hereof) and at the offices of such other Paying Agents as Italy shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of [(and premium, if any, on)] shall be made against surrender of registered Securities of a Series, and payments of [if applicable, insert- interest on] this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned registrar or[, in the case of payments of principal (and premium, if any)] to such other address as the registered holder may specify upon such surrender[; provided, however, that any payments shall be made, in the case of a registered holder of at least $                    aggregate principal amount of Securities of such Series, by transfer to an account maintained by the payee with a bank [located in                     ] if such registered holder so elects by giving notice to the Fiscal Agent, not less than [15] days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made). The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in [the Borough of Manhattan, The City of New York and in Europe (which, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the London Stock Exchange plc] and such Exchange shall so require, shall include an office or agency in [Luxembourg] [London])] for the payment of the principal of [(and premium, if any, on)] [and interest on] the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

REPUBLIC OF ITALY

By
Name: Title:

This is one of the Securities of the Series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A. as Fiscal Agent

By
Authorized Officer

[Form of Reverse

of Security]

1. This Security is one of a duly authorized issue of securities of the Issuer consisting of              principal amount of [Title of Securities] (herein called the “Securities”), issued and to be issued in accordance with a Fiscal Agency Agreement, dated as of January 29, 2013 (herein called the “Fiscal Agency Agreement”) between the Issuer and Citibank, N.A., as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in [the Borough of Manhattan, The City of New York] [London, England], and, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the London Stock Exchange plc] and such Exchange shall so require, at the office of the Paying Agent hereinafter named in [Luxembourg] [London]. This Security is one of the Series designated on the face hereof [, limited in aggregate principal amount to $            ].

The Securities are the direct, unconditional and general and (subject to the provisions below) unsecured obligations of Italy and will rank equally with all other evidences of indebtedness issued in accordance with the Fiscal Agency Agreement and with all other unsecured and unsubordinated general obligations of Italy for money borrowed, except for such obligations as may be preferred by mandatory provisions of international treaties and similar obligations to which Italy is a party. Italy hereby pledges its full faith and credit for the due and punctual payment of the Securities and for the due and timely performance of all obligations of Italy with respect thereto.

Italy hereby agrees that it will not create any Encumbrances upon the whole or any part of its present or future revenues or assets to secure any present or future Public External Indebtedness without securing the Securities Outstanding (as defined in the Fiscal Agency Agreement) equally and ratably with such Public External Indebtedness, and the instrument creating any such mortgage, pledge or charge shall expressly provide therefor. “Encumbrances” shall mean any mortgage, charge, pledge, lien or other arrangement creating security other than (a) any Encumbrance on goods or other assets provided to or acquired by Italy and securing a sum of Public External Indebtedness not greater than the purchase price (together with interest and other related charges) of such goods or assets and any related services; or (b) any Encumbrance securing or providing for the payment of Public External Indebtedness incurred in connection with any Project Financing provided that such Encumbrance applies only to (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the operation, failure to meet specifications, exploitation, sale or loss of, or failure to complete, or damage to, such properties. “Project Financing” shall mean any arrangement for the provision of funds which are to be used solely to finance a project for the acquisition, construction, development or exploitation of any assets pursuant to which the persons providing such funds agree that the principal source of repayment of such funds will be the project and the revenues (including insurance proceeds and contractual claims) generated by such project. “Public External Indebtedness” shall mean all indebtedness of Italy in the form of bonds, notes, debentures or other securities issued by Italy on international markets (but for the avoidance of doubt, excluding any such securities issued exclusively in Italy) that are or were intended to be quoted, listed or traded on any securities exchange or other securities market.

2. The Securities are issuable in fully registered form [(the “Registered Securities”), which rank pari passu without any discrimination, preferences or priority among

them whatsoever. Registered] [.] Securities are issuable in [the] authorized denomination[s] of $             [and [any integral multiple thereof] [integral multiples of $             above that amount]].

3. The Issuer shall maintain in [the Borough of Manhattan, The City of New York,] [London, England,] an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in [the Borough of Manhattan, The City of New York] [London, England], for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, Italy will provide for the registration of [Registered] Securities and registration of transfers of [Registered] Securities. [In addition, Italy has appointed the main offices of              in              and              in              as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] Italy reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in [the Borough of Manhattan, The City of New York] [London, England] [, and a Transfer Agent in a European city].

The transfer of a [Registered] Security is registrable on the aforementioned registrar upon surrender of such Security at the corporate trust office of the Fiscal Agent [or any Transfer Agent] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new [Registered] Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing, [Registered] Securities may be exchanged for [Registered] Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] corporate trust office of the Fiscal Agent. Bearer Securities may not be issued in exchange for Registered Securities. Whenever any [Registered] Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the [Registered] Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon [the Transfer Agent or] the Fiscal Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable requisitions as the Issuer may from time to time agree with [the Transfer Agents and] the Fiscal Agent.

[In the event of a redemption of the Securities in part, the Issuer shall not be required (i) to register the transfer or exchange any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange any [Registered] Security, or portion thereof, called for redemption[, or (iii) to exchange any Bearer Security called for redemption, except for a Registered Security of like aggregate principal amount which is simultaneously surrendered for redemption].]

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Italy, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but Italy may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. (a) The Issuer shall pay to the Fiscal Agent at its principal office in [the Borough of Manhattan, The City of New York] [London, England], on or prior to [each Interest Payment Date], [any redemption date] and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the [interest on], [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on,] and the principal of, the Securities due and payable on such [Interest Payment Date], [redemption date] or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest], [redemption price] and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any)] [or interest] on any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of [(and premium, if any)] [and interest] on this Security as the same shall become due.

(b) In any case where the due date for the payment of the principal of [(and premium, if any, on)] [or interest on] any Security [or the date fixed for redemption of any Security] shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal [(and premium)] [or interest] need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date.

5. (a) All payments of principal and interest in respect of the Securities will be exempted from taxes, levies, imposts, duties, deductions, withholdings or other charges, of whatsoever nature, imposed, levied, collected, withheld or assessed by the Republic of Italy or any political sub-division or taxing authority thereof or therein (all of which are referred to herein as “Italian Taxes”) so long as the beneficial owner of the relevant Security is not ordinarily resident in the Republic of Italy.

Without prejudice to the foregoing, if any payment of principal or interest is not exempt as aforesaid, Italy shall pay, to the extent permitted by law, such additional amounts as are necessary in order that the net payment, after the imposition of any Italian Taxes in respect thereof, will not be less than the amount the holder would have received in the absence of such taxes, except that no such additional amounts shall be payable in respect of any Security presented for payment:

(i) by or on behalf of a holder who is able to avoid such imposition, levy, collection, withholding or assessment by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority;

(ii) more than 30 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to additional amounts on presenting the same for payment on the expiry of such period of 30 days;

(iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union.

As used herein, the “Relevant Date” means the date on which such payment first becomes due or, if the full amount of the money payable has not been received by the Fiscal Agent on or prior to such due date, it means the date on which, the full amount of such money having been so received, notice to that effect shall have been duly given in the manner provided in the Fiscal Agency Agreement.

Italy shall pay all stamp and other duties, if any, which may be imposed by the Republic of Italy, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(b) Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of [(or premium, if any, on)] [or interest on,] or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6. [(a) [If applicable, insert - The Securities of this Series are subject to redemption upon not more than 60 nor less than 30 days’ notice given as hereinafter provided, [if applicable, insert - (1) on             in any year commencing with the year             and ending with the year             through operation of the sinking fund for this Series at a redemption price equal to 100% of the principal amount, and (2) [at any time [on

or after             ], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed]: if redeemed [on or before             %, and if redeemed] during the 12-month period beginning            of the years indicated.

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1) and (2)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on [Registered] Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above. [Partial redemptions must be in an amount not less than $             principal amount of Securities.]]1

(b) As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior              to in each year, commencing in              and ending in              an amount in cash sufficient to redeem on such              [not less than $             and not more than] $             principal amount of Securities at the redemption price specified above for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified in this Paragraph is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such              as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Issuer (i) may deliver Outstanding Securities (other than any previously called for redemption) and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any (mandatory) sinking fund payment and the amount of such (mandatory) sinking fund payment shall be reduced accordingly.]

[(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 30 days prior to the redemption date from the Outstanding Securities not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $             or any integral multiple thereof) of the principal amount of [Registered] Securities of a denomination larger than $            .]

[(d) Notices to redeem Securities shall be given to holders of [Registered] Securities in writing mailed, first-class postage prepaid, to each holder of [Registered] Securities, or portions thereof, so to be redeemed, at his address as it appears in the register

[1]	Modification necessary if the Security is an Original Issue Discount Security.

hereinabove referred to. [In the case of a redemption in whole,] such notice will be given once not more that 60 days nor less than 30 days prior to the date fixed for redemption. [In the case of a partial redemption, notice will be given twice, the first such notice (the “First Partial Redemption Notice”) to be given not less than 45 days nor more than 60 days prior to the date fixed for redemption and the second such notice (the “Second Partial Redemption Notice”) to be given at least 20 days thereafter but not less than 20 days prior to the date fixed for redemption.] If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of mailing. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or portion thereof in the case of a partial redemption of a [Registered] Security)], that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice2 and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case]. [In addition, in the case of a partial redemption, the [First Partial Redemption] [N]otice shall specify the last date [prior to the Second Partial Redemption Notice] on which exchanges or registration of transfers of Securities may be made[,] [and the Second Partial Redemption Notice shall also specify] the Securities called for redemption and the aggregate principal amount of the Securities to remain Outstanding after the redemption.]]

(e) If notice of redemption has been given in the manner set forth in clause [(d)] of this Paragraph 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified [(together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date)]. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, and the only right of the holders of such Securities shall be to receive payment of the redemption price (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date) as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

[(f) Any [Registered] Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall

[2]	Modification necessary if zero-coupon security.

execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new [Registered] Security or Securities of this Series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.]

7. In the event:

(a) of default in the payment of any principal of [or premium, if any, on] [or interest on] any of the Securities and the continuance of such default for a period of more than 30 days after the due date; or

(b) of failure to perform or observe any other obligation under the Securities and the continuance of such default for a period of 60 days following written notice thereof to Italy by any Securityholder; or

(c) that (i) any other present or future Public External Indebtedness in an amount equal to or exceeding U.S.$50 million (or its equivalent) becomes due and payable prior to the stated maturity thereof by reason of default in payment of principal thereof or premium, if any, or interest thereon, or any such Public External Indebtedness in an amount equal to or exceeding U.S.$50 million (or its equivalent) is not paid at the maturity thereof as extended by any grace period applicable thereto, or (ii) Italy shall declare a general moratorium on the payment of any Public External Indebtedness;

the Fiscal Agent shall, upon the instruction of the holders of not less than 25% in aggregate principal amount of the [Registered] Securities then Outstanding, declare [if the Security is not an Original Issue Discount Security - the principal of this Security and the interest accrued hereon] [if the Security is an Original Issue Discount Security - an amount of principal of this Security determined as hereinafter provided] to be immediately due and payable. Upon any declaration of acceleration properly given in accordance with this Paragraph 7, all amounts payable on the Securities will become immediately due and payable on the date that written notice of acceleration is received by the Issuer and the Fiscal Agent at its corporate trust office, unless all such defaults have been remedied or waived prior to the receipt of such written notice by the Issuer and the Fiscal Agent.

The holders of more than 50% of the aggregate principal amount of the [Registered] Securities then Outstanding, by written notice to the Issuer and to the Fiscal Agent as set forth in the Fiscal Agency Agreement may, on behalf of all the holders, rescind or annul any notice of acceleration given pursuant to this Paragraph 7.

[[ ]. Add in particular covenants relating to the Securities of this Series.]

[[8.] If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

The provisions of this Paragraph [8] are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

[9.]

Italy and the Fiscal Agent may, with the approval and/or upon the written consent of holders of Securities as provided in the Fiscal Agency Agreement, and in accordance with the procedures and with the effect set forth in the Fiscal Agency Agreement, modify, amend or supplement the terms of the Securities or, insofar as it affects the Securities, the Fiscal Agency Agreement, in any way, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities to be made, given or taken by holders of Securities. [Add reference to any additional Reserved Matters applicable to the Securities of this Series]. Notwithstanding anything to the contrary herein, the terms and conditions of the Securities and any agreement governing the issuance or administration of the Securities may be modified by the Issuer without the consent of any holders of the Securities: (i) to correct a manifest error or cure an ambiguity; or (ii) if the modification is of a formal or technical nature or for the benefit of the holders of the Securities. The Issuer will publish the details of any modification of the Securities made pursuant to this Paragraph 9 within ten days of the modification becoming legally effective.

It shall not be necessary for the vote or consent of the holders of the Securities to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

[10.] No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[11.] No holder of Securities will be entitled to institute proceedings against the Issuer or take steps to enforce the rights of the holders of Securities under the terms and conditions of the Securities unless the Fiscal Agent, having become bound to proceed in accordance with these terms and conditions, has failed to do so within a reasonable time and such failure is continuing.

[12.] This Security shall be governed by, and interpreted in accordance with, the laws of the State of New York.

[13.] [Italy hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same valid obligation of Italy in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic of Italy.]

[14.] Italy has appointed its Ambassador to the United States, 3000 Whitehaven Street, N.W., Washington, D.C. 20008, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities which may be instituted in any State or Federal court in The City of New York by the holder of any Security, and Italy expressly accepts the jurisdiction of any such court in respect of such action. The Issuer hereby irrevocably waives any immunity to service of process and any objection to venue in respect of any such action to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or (except as to venue) in any competent court in the Republic of Italy. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been either paid or returned to the Issuer as provided in Section 8(b) of the Fiscal Agency Agreement. Italy hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or in any competent court in the Republic of Italy. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States Federal securities laws.

EXHIBIT B

FORM OF BEARER SECURITY

[Form of Face of

Security]

[ISIN No.            ]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

REPUBLIC OF ITALY

[Title of Securities]

No. B-	[Denomination]

Republic of Italy (herein called the “Issuer” or “Italy”), for value received, hereby promises to pay to bearer the principal sum             of [Currency] [            ] on             .

[if the security is to bear interest prior to maturity, insert-, and to pay interest thereon from the date hereof [annually],[semi-annually] in arrears on             [and            ] in each year, commencing             (each an “Interest Payment Date”), at the rate [of        % per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [if applicable insert -, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of        % per annum on any overdue principal [and premium] and on any overdue installment of interest]. Interest will be calculated on the basis of [a 360-day year consisting of twelve 30-day months].

[Insert floating interest rate provisions, if applicable.]

[If the Security is not to bear interest prior to maturity, insert- (the “Stated Maturity”). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Subject to applicable laws and regulations, principal of [(and premium, if any, on)] this Security shall be payable against presentation and surrender of this Security at the offices of the Paying Agents named on the reverse hereof1 and at such other offices or agencies as the Issuer shall have appointed for the purpose pursuant to the Fiscal Agency Agreement hereinafter named and notified to the holders of the Securities. [Interest on this Security due on or before maturity shall be payable, by check to the bearer of each Coupon appertaining hereto in the amount set forth in such Coupon, on or after the due date for such payment as set forth in such Coupon, upon presentation and surrender thereof at the offices of the Paying Agents set forth on the reverse of such Coupon or at such other offices or agencies as the Issuer shall have appointed for the purpose pursuant to the Fiscal Agency Agreement and notified to the holders of the Securities.] No payment of principal [(or premium, if any)] [or interest] in respect of this Security shall be made at an office or agency of the Issuer in the United States (as defined on the reverse hereof), and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States if such payments are to be made in U.S. dollars and if payment of the full amount so payable at each office of the Fiscal Agent and of each Paying Agent outside the United States appointed and maintained pursuant to the Fiscal Agency Agreement is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in [the Borough of Manhattan, The City of New York and in Europe (which, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the London Stock Exchange plc] and such Exchange shall so require, shall include an office or agency in [Luxembourg] [London])] for the payment of the principal of [(and premium, if any, on)] [and interest on] the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, neither this Security nor any Coupon appertaining hereto shall be valid or obligatory for any purpose.

[1]	Each such office is to be outside the United States, as defined herein.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

2Dated:

REPUBLIC OF ITALY

By
Name:
Title:

This is one of the Securities of the Series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A.

as Fiscal Agent

By
Authorized Officer

[2]	To be dated the date from which interest accrues.

[Form of Reverse

of Security]

1. This Security is one of a duly authorized issue of securities of Italy consisting of             Principal amount of [Title of Securities] (herein called the “Securities”), issued and to be issued in one or more series in accordance with a Fiscal Agency Agreement, dated as of January 29, 2013 (herein called the “Fiscal Agency Agreement”) between Italy and Citibank, N.A., as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in [the Borough of Manhattan, The City of New York] [London, England,] and, so long as the Securities are listed on the Luxembourg Stock Exchange] [the London Stock Exchange plc] and such Exchange shall so require, at the office of the Paying Agent hereinafter named in [Luxembourg] [London]. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $            ].

The Securities are the direct, unconditional and general and (subject to the provisions below) unsecured obligations of Italy and will rank equally with all other evidences of indebtedness issued in accordance with the Fiscal Agency Agreement and with all other unsecured and unsubordinated general obligations of Italy for money borrowed, except for such obligations as may be preferred by mandatory provisions of international treaties and similar obligations to which Italy is a party. Italy hereby pledges its full faith and credit for the due and punctual payment of the Securities and for the due and timely performance of all obligations of Italy with respect thereto.

Italy hereby agrees that it will not create any Encumbrance upon the whole or any part of its present or future revenues or assets to secure any present or future Public External Indebtedness without securing the Securities Outstanding (as defined in the Fiscal Agency Agreement) equally and ratably with such Public External Indebtedness, and the instrument creating any such mortgage, pledge or charge shall expressly provide therefor. “Encumbrance” shall mean any mortgage, charge, pledge, lien or other arrangement creating security other than (a) any Encumbrance on goods or other assets provided to or acquired by Italy and securing a sum of Public External Indebtedness not greater than the purchase price (together with interest and other related charges) of such goods or assets and any related services; or (b) any Encumbrance securing or providing for the payment of Public External Indebtedness incurred in connection with any Project Financing provided that such Encumbrance applies only to (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the operation, failure to meet specifications, exploitation, sale or loss of, or failure to complete, or damage to, such properties. “Project Financing” shall mean any arrangement for the provision of funds which are to be used solely to finance a project for the acquisition, construction, development or exploitation of any assets pursuant to which the persons providing such funds agree that the principal source of repayment of such funds will be the project and the revenues (including insurance proceeds and contractual claims) generated by such project. “Public External Indebtedness” shall mean all indebtedness of Italy in the form of bonds, notes, debentures or other securities issued by Italy on international markets (but for the avoidance of doubt, excluding any such securities issued exclusively in Italy) that are or were intended to be quoted, listed or traded on any securities exchange or other securities market.

2. The Securities are issuable in bearer form (the “Bearer Securities”) with coupons (the “Coupons”)3 at the time of issue attached thereto for the amount due on each Interest Payment Date and in fully registered form (the “Registered Securities”), both of which rank pari passu without any discrimination, preference or priority among them whatsoever. Bearer Securities are issuable in [the] authorized denomination(s) of $             [and $            ], and Registered Securities are issuable in [the] authorized denomination(s) of $             [and [any integral multiple thereof] [integral multiples of $             above that amount]].

3. The Issuer shall maintain in [the Borough of Manhattan, The City of New York] [London, England,] an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in London for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Registered Securities and of transfers of Registered Securities. In addition, the Issuer has appointed the main offices of              in              and              in              as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange. The Issuer reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in [London, England] [the Borough of Manhattan, The City of New York] (in the event Securities are issued in registered form) [, and a Transfer Agent in a European city].

At the option of the bearer hereof upon request confirmed in writing, Bearer Securities may be exchanged for Registered Securities, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Bearer Securities to be exchanged, together with all unmatured Coupons and all matured Coupons in default appertaining thereto, at the office of any Transfer Agent or at the corporate trust office of the Fiscal Agent. If the bearer hereof is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Issuer in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Fiscal Agent if there be furnished to them such security or indemnity as they may require to save each of them and each other agency of the Issuer hereunder harmless. Notwithstanding the foregoing, if a Bearer Security is surrendered in exchange for a Registered Security (i) after the close of business on the             4 [or             *] next preceding an Interest Payment Date and before the opening of business on such Interest Payment Date, or (ii) after the close of business on any special record date for the payment of defaulted interest and before the opening of business on the relevant proposed date of payment of such defaulted interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be, and the interest payable on such Interest Payment Date or proposed date of payment shall not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such Coupon upon presentation and surrender thereof when due. Bearer Securities may not be issued in exchange for Registered Securities.

[3]	References to coupons should be deleted as appropriate for non-interest-bearing Securities of a Series.
[4]	Insert Record Dates in respect of Registered Securities.

[In the event of a redemption of the Securities in part, the Issuer shall not be required (i) to register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, or (iii) to exchange any Bearer Security called for redemption, except for a Registered Security of like aggregate principal amount which is simultaneously surrendered for redemption.]

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but Italy may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Title to Bearer Securities and Coupons shall pass by delivery. The Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may deem and treat the bearer of a Bearer Security, the bearer of a Coupon and the person in whose name a Registered Security is registered as the owner thereof for all purposes, whether or not such Security or Coupon be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. (a) The Issuer shall pay to the Fiscal Agent at its principal office in [the Borough of Manhattan, The City of New York], [London, England] on or prior to [each Interest Payment Date], [any redemption date] and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the [interest on], [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on,] and the principal or, the Securities due and payable on such [Interest Payment Date], [redemption date] or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest], [redemption price] and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any)] [or interest] on any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of [(and premium, if any)] [and interest] on this Security as the same shall become due.

(b) In any case where the due date for the payment of the principal of [(and premium, if any, on)] [or interest on] any Security [or the date fixed for redemption of any Security] shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal [(and premium)] [or interest] need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date.

5. [(a) All payments of principal and interest in respect of the Securities will be exempt from taxes, levies, imposts, duties, deductions, withholdings or other charges, of whatsoever nature, imposed, levied, collected, withheld or assessed by the Republic of Italy or any political sub-division or taxing authority thereof or therein (all of which are referred to herein as “Italian Taxes”) so long as the beneficial owner of the relevant Security is not ordinarily resident in the Republic of Italy.

Without prejudice to the foregoing, if any payment of principal or interest is not exempt as aforesaid, Italy shall pay, to the extent permitted by law, such additional amounts as are necessary in order that the net payment, after the imposition of any Italian Taxes in respect thereof, will not be less than the amount the holder would have received in the absence of such taxes, except that no such additional amounts shall be payable in respect of any Security presented for payment.

(i) by or on behalf of a holder who is able to avoid such imposition, levy, collection, withholding or assessment by making a declaration of nonresidence or other similar claim for exemption to the relevant tax authority; or

(ii) more than 30 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to additional amounts on presenting the same for payment on the expiry of such period of 30 days.

(iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union.

As used herein, the “Relevant Date” means the date on which such payment first becomes due or, if the full amount of the money payable has not been received by the Fiscal Agent on or prior to such due date, it means the date on which, the full amount of such money having been so received, notice to that effect shall have been duly given in the manner provided in the Fiscal Agency Agreement.

Italy shall pay all stamp and other duties, if any, which may be imposed by the Republic of Italy, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(b) Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of [(or premium, if any, on)] [or interest on,] or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in Paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6. (a) [If applicable, insert–The Securities of this Series are subject to redemption upon not more than 60 nor less than 30 days’ notice given as hereinafter provided. [If applicable, insert–(1) on              in any year commencing with the year              and ending with the year              through operation of the sinking fund for this Series at a redemption price equal to 100% of the principal amount, and (2)] [at any time (on or after             ], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed): if redeemed [on or before             ,         %, and if redeemed] during the 12-month period beginning              of the years indicated.

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1) and (2)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on [Registered] Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above.)]] [Partial redemptions must be in an amount not less than $             principal amount of Securities.]5

[(b) As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to              in each year, commencing in              and ending in              an amount in cash sufficient to redeem such              [not less than $             and not more than] $             principal amount of Securities at the redemption price specified in this Paragraph for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified above is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any (mandatory) sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such              as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Issuer (i) may deliver Outstanding Securities (other than any previously called for redemption) together, in the case of Bearer Securities, with all unmatured Coupons appertaining thereto and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any [mandatory] sinking fund payment and the amount of such [mandatory] sinking fund payment shall be reduced accordingly.]

[5]	Modification necessary if the Security is an Original Issue Discount Security.

[(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 60 days prior to the redemption date from the Outstanding Securities not previously called for redemption, in the case of Bearer Securities, individually by lot and, in the case of Registered Securities, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $             or any integral multiple thereof) of the principal amount of Registered Securities of a denomination larger than $            ]

[(d) Notices to redeem Securities shall be given to holders of Bearer Securities by publication at least once in a leading daily newspaper in the English language of general circulation in Europe, which so long as the Securities are listed on [the Luxembourg Stock Exchange] [the London Stock Exchange plc] and such Exchange shall so require, shall be a daily newspaper of general circulation in [Luxembourg] [London] and to holders of Registered Securities in writing mailed, first-class postage prepaid, to each holder of Registered Securities, or portions thereof, so to be redeemed, at his address as it appears in the register hereinabove referred to. [In the case of a redemption in whole,] (s)uch notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. [In the case of a partial redemption, notice will be given twice, the first such notice (the “First Partial Redemption Notice”) to be given not less than 45 days not more than 60 days prior to the date fixed for redemption and the second such notice (the “Second Partial Redemption Notice”) to be given at least 20 days thereafter but not less than 20 days prior to the date fixed for redemption.] The term “daily newspaper” as used herein shall be deemed to mean a newspaper customarily published on each business day, whether or not it shall be published in Saturday, Sunday or holiday editions. If by reason of the suspension of publication of any newspaper or of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the publication or mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of such publication or mailing or, if published in such newspapers on different dates, on the date of the first such publication. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed (or portion thereof in the case of a partial redemption of a Registered Security), together, in the case of a Bearer Security, with all appurtenant Coupons, if any, maturing subsequent to the date fixed for redemption, that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice,6 and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case]. [In addition, in the case of a partial redemption, the [First Partial Redemption] [N]otice shall specify the last date [prior to the Second Partial Redemption Notice] on which exchanges or registration of transfers of Securities may be made [.] [and the Second Partial Redemption Notice shall also specify] the Securities called for redemption and the aggregate principal amount of the Securities to remain Outstanding after the redemption.]]

[6]	Modification necessary if zero coupon security.

(e) If notice of redemption has been given in the manner set forth in clause [(d)] of this Paragraph 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, together in the case of Bearer Securities with all appurtenant Coupons, if any, maturing subsequent to the redemption date, the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date; provided, however, that interest due on or prior to the redemption date on Bearer Securities shall be payable only upon the presentment and surrender of Coupons for such interest (at an office or agency outside the United States except as otherwise provided on the face of the Bearer Securities)]. If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the redemption date, such Security may be paid after deducting from the amount otherwise payable an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Fiscal Agent if they are furnished with such security or indemnity as they may require to save each of them and each other paying agency of the Issuer harmless. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, the Coupons appertaining to Bearer Securities maturing subsequent to the redemption date shall be void, and the only right of the holders of such Securities shall be to receive payment of the redemption price [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date] as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

7.	In the event:

(a) of default in the payment of any principal of [(and premium, if any, on)] [or interest on] any of the Securities and the continuance of such default for a period of more than 30 days after the due date; or

(b) of failure to perform or observe any other obligation under the Securities and the continuance of such default for a period of 60 days following written notice thereof to Italy by any Securityholder; or

(c) that (i) any other present or future Public External Indebtedness in an amount equal to or exceeding U.S.$50 million (or its equivalent) becomes due and payable prior to the stated maturity thereof by reason of default in payment of principal thereof or premium, if any, or interest thereon, or any such Public External Indebtedness in an amount equal to or exceeding U.S.$50 million (or its equivalent) is not paid at the maturity thereof as extended by any grace period applicable thereto, or (ii) Italy shall declare a general moratorium on the payment of any Public External Indebtedness;

the Fiscal Agent shall, upon the instruction of the holders of not less than 25% in aggregate principal amount of the [Bearer] Securities then Outstanding, declare [if the Security is not an Original Issue Discount Security–the principal of this Security and the interest accrued hereon] [If the Security is an Original Issue Discount Security–an amount of principal of this Security determined as hereinafter provided] to be immediately due and payable. Upon any declaration of acceleration properly given in accordance with this Paragraph 7, all amounts payable on the Securities will become immediately due and payable on the date that written notice of acceleration is received by the Issuer and the Fiscal Agent at its corporate trust office, unless all such defaults have been remedied or waived prior to the receipt of such written notice by the Issuer and the Fiscal Agent.

The holders of more than 50% of the aggregate principal amount of the [Bearer] Securities then Outstanding, by written notice to the Issuer and to the Fiscal Agent as set forth in the Fiscal Agency Agreement may, on behalf of all the holders, rescind or annul any notice of acceleration given pursuant to this Paragraph 7.

[[    ]. Add in particular covenants relating to the Securities of this Series.]

[[8.] If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security or coupon has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security or exchange for the Security to which such coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

Every new Security with its coupons, if any, issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated the date of its authentication.

The provisions of this Paragraph [8] are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

[9.] Italy and the Fiscal Agent may, with the approval and/or upon the written consent of holders of Securities as provided in the Fiscal Agency Agreement, and in accordance with the procedures and with the effect set forth in the Fiscal Agency Agreement, modify, amend or supplement the terms of the Securities or, insofar as it affects the Securities, the Fiscal Agency Agreement, in any way, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities to be made, given or taken by holders of Securities. [Add reference to any additional Reserved Matters applicable to the Securities of this Series]. Notwithstanding anything to the contrary herein, the terms and conditions of the Securities and any agreement governing the issuance or administration of the Securities may be modified by the Issuer without the consent of any holders of the Securities: (i) to correct a manifest error or cure an ambiguity; or (ii) if the modification is of a formal or technical nature or for the benefit of the holders of the Securities. The Issuer will publish the details of any modification of the Securities made pursuant to this Paragraph 9 within ten days of the modification becoming legally effective.

It shall not be necessary for the vote or consent of the holders of the Securities to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

[10.] No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[11.] No holder of Securities will be entitled to institute proceedings against the Issuer or take steps to enforce the rights of the holders of Securities under the terms and conditions of the Securities unless the Fiscal Agent, having become bound to proceed in accordance with these terms and conditions, has failed to do so within a reasonable time and such failure is continuing.

[12.] This Security shall be governed by, and interpreted in accordance with, the laws of the State of New York.

[13.] [Italy hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same valid obligation of Italy in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic of Italy.]

[14.] Italy has appointed its Ambassador to the United States, 3000 Whitehaven Street, N.W., Washington, D.C. 20008, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities or coupons which may be instituted in any State or Federal court in The City of New York by the holder of any Security, and Italy expressly accepts the jurisdiction of any such court in respect of such action. The Issuer hereby irrevocably waives any immunity to service of process and any objection to venue in respect of any such action to which it might otherwise be entitled in any action arising out of or based on the Securities or coupons which may be instituted by the holder of any Security in any State or Federal court in The City of

New York or (except as to venue) in any competent court in the Republic of Italy. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been either paid or returned to the Issuer as provided in Section 8(b) of the Fiscal Agency Agreement. Italy hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the Securities or coupons which may be instituted by the holder of any Security or coupon in any State or Federal court in The City of New York or in any competent court in the Republic of Italy. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States Federal securities laws.

[FORM OF COUPON]

[Form of Face of Coupon]

[ISIN No.                        ]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[R-]7

[Currency]

Due

REPUBLIC OF ITALY

[Title of Securities]

Unless the Security to which this Coupon appertains shall have been called for previous redemption and payment thereof duly provided for, on the date set forth hereon, the Republic of Italy (the “Issuer”) will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Issuer may be required to pay according to the terms of said Security) at the paying agencies set out on the reverse hereof or at such other places outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction as the Issuer may determine from time to time, at the option of the bearer as provided in the Security, by [United States dollar check drawn on a bank in The City of New York or transfer to a United States dollar account maintained by the payee with a bank located outside the United States, being the interest then payable on said Security].

REPUBLIC OF ITALY

By

[7]

For Coupons maturing on or after the date, if any, on which a partial redemption of Securities is possible, insert the letter “R” in front of the coupon number. The coupon number, payment amount and due date should appear in the right-hand section of the face of the Coupon.

Form of Reverse of Coupon

PAYING AGENTS

[8]

[8]	Insert names and addresses of initial paying agents located outside the United States.

EXHIBIT C

[FORM OF TEMPORARY BEARER GLOBAL SECURITY]

REPUBLIC OF ITALY

(Title of Securities)

Republic of Italy (herein called the “Issuer” or “Italy”), for value received, hereby promises to pay to bearer upon presentation and surrender of this temporary bearer global Security the principal sum of              [Currency] (            ).

[If the Security is to bear interest prior to maturity, insert -, and to pay interest [thereon] [calculated on ] from the date hereof [annually] [semi-annually] in arrears on              [and             ] in each year, commencing              (each an “Interest Payment Date”), at the rate [of             % per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [If applicable insert -, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of         % per annum on any overdue principal and premium and on any overdue installment of interest); provided, however, that interest on this temporary bearer global Security shall be payable only after the issuance of the definitive Securities for which this temporary bearer global Security is exchangeable and, in the case of definitive bearer Securities; only upon presentation and surrender (at an office or agency outside the United States, except as otherwise provided in the Fiscal Agency Agreement referred to below) of the interest coupons thereto attached as they severally mature. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

[Insert floating interest rate provisions, if applicable.]

[If the Securities are not to bear interest prior to maturity, insert - (the “Stated Maturity”). The principal of this temporary bearer global Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this temporary bearer global Security shall bear interest at the rate of             % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand; provided, however, that such interest shall be payable only after the issuance of the definitive bearer Securities for which this temporary bearer global Security is exchangeable. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of             % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand, subject to the proviso in the preceding sentence.]

This temporary bearer global Security is one of a duly authorized issue of Securities of Italy designated as specified in the title hereof, issued and to be issued under the Fiscal Agency Agreement, dated as of January 29, 2013 (“Fiscal Agency Agreement”), between Italy and Citibank, N.A., as Fiscal Agent (“Fiscal Agent”). It is a temporary security and is exchangeable in whole or from time to time in part without charge upon request of the holder hereof for definitive bearer Securities [If the Securities of the Series are to bear interest prior to maturity, insert - with interest coupons attached.] or in registered form, without coupons, of authorized denominations, or in the form of one or more definitive bearer global Securities, or any combination thereof, (a) if a date or the manner of its determination, prior to which no such exchange may be made has been designated pursuant to the Fiscal Agency Agreement, not earlier than such date and (b) as promptly as practicable following presentation of certification, in the form required by the Fiscal Agency Agreement for such purpose, that the beneficial owner or owners of this temporary bearer global Security, (or, if such exchange is only for a part of this temporary bearer global Security, of such part) are not U.S. persons other than (certain financial institutions). Definitive bearer Securities and definitive bearer global Securities to be delivered in exchange for any part of this temporary bearer global Security shall be delivered only outside the United States. Upon any exchange of a part of this temporary bearer global Security for definitive Securities, the portion of the principal amount hereof so exchanged shall be endorsed by the Fiscal Agent on the Schedule hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

Until exchanged in full for definitive Securities, this temporary bearer global Security shall in all respects be entitled to the same benefits and subject to the same terms and conditions of, and Italy shall be subject to the same restrictions as those to be endorsed on, the definitive Securities and those contained in the Fiscal Agency Agreement, except that neither the holder hereof nor the beneficial owners of this temporary bearer global Security shall be entitled to receive payment of interest hereon.

This temporary bearer global Security shall be governed by, and interpreted in accordance with, the laws of the State of New York.

All terms used in this temporary bearer global Security which are defined in the Fiscal Agency Agreement, including the exhibits thereto, or the definitive Securities shall have the meanings assigned to them therein.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by the manual signature of one of its duly authorized officers, this temporary bearer global Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this temporary bearer global Security to be duly executed.

Dated:	REPUBLIC OF ITALY

By:
Name:
Title:

This is the temporary bearer global Security referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A.
As Fiscal Agent

By:
Authorized Officer

SCHEDULE OF EXCHANGES

Date made	Principal amount exchanged for definitive Securities	Remaining principal amount following such exchange	Notation made on behalf of the Fiscal Agent

EXHIBIT D

FORM OF GLOBAL DTC SECURITY

[Form of Face of Security]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE REPUBLIC OF ITALY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

No.	[Denomination]

REPUBLIC OF ITALY

[Title of Securities]

CUSIP

ISIN

The Republic of Italy (herein called the “Issuer” or “Italy”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth in the attached Schedule A, which principal sum at any time shall not exceed             [Currency] [            ] on            . [If the Security is to bear interest prior to maturity, insert -, and to pay interest thereon [at the rate of            % per annum][to be determined in accordance with the provisions hereinafter set forth] from and including             [, until the principal hereof is paid or made available for payment [If applicable, insert - , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of             % per annum on any overdue principal [and premium] and on any overdue installments of interest]. Interest shall be payable semi-annually in arrears [in two equal payments] commencing             [on             [and             ]] of each year (each an “Interest Payment Date”), unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the Interest Payment Date shall be [the immediately succeeding Banking Day, unless it would thereby fall into the next calendar month, in which event the Interest Payment Date shall be the immediately preceding Banking Day]. Whenever it is necessary to compute any amount of accrued interest in respect of the Note for a period of less than one full year, [other than in respect to regular semi-annual regular payments], interest will be calculated on the basis of [a 360-day year of twelve 30-day months]. “Banking Day” means any day that is a day on which banking institutions in [The City of New York] are not generally authorized or obligated by law, regulation or executive order to close.

[If fixed interest rate, insert - The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the preceding             and             [, as the case may be] (each a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by Italy, notice whereof shall be given to registered holders of Securities of this Series (as defined in the Fiscal Agency Agreement) not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange.]

[Insert floating interest rate provisions, if applicable.]

[If the Security is not to bear interest prior to maturity, insert - (the “Stated Maturity”). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of             % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of            % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Principal of [(and premium, if any, on)] this Security shall be payable at the corporate trust office of [insert name of Paying Agent], as paying agent or its successor (the “Paying Agent”) and at the offices of such other Paying Agents as Italy shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of [(and premium, if any, on)] the Securities shall be made against surrender of registered Securities of a Series, and payments of [if applicable, insert - any interest on] this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register.

The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York [and in Europe (which, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the London Stock Exchange plc] and such Exchange shall so require, shall include an office or agency in [Luxembourg] [London])] for the payment of the principal of [(and premium, if any, on)] [and interest on] the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as is set forth at this place.

The Securities are issued pursuant to a Fiscal Agency Agreement, dated as of January 29, 2013, between Italy and Citibank N.A. (the “Fiscal Agent”).

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

REPUBLIC OF ITALY

By
Ministry of Economy and Finance

This is one of the Securities of the Series referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A.

As Fiscal Agent

By
Authorized Officer

[Form of Reverse of Security]

REVERSE OF DTC NOTE

REPUBLIC OF ITALY

[Title of Securities]

1. (a) This Security is one of a duly authorized issue of securities of the Issuer consisting of              principal amount of [Title of Securities] (herein called the “Securities”), issued and to be issued in accordance with a Fiscal Agency Agreement, dated as of January 29, 2013 (herein called the “Fiscal Agency Agreement”), between the Issuer and Citibank, N.A. in respect of the issue of the Securities (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement, copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in [the Borough of Manhattan, The City of New York] [London, England] [, and, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the London Stock Exchange plc] and such Exchange shall so require, at the office of the Paying Agent hereinafter named in [Luxembourg] [London].] This Security is one of the Series designated on the face hereof [, limited in aggregate principal amount to [Currency]             .]1

(b) The Securities are the direct, unconditional, general and (subject to the provisions below) unsecured obligations of Italy and will rank equally with all other evidences of indebtedness issued in accordance with the Fiscal Agency Agreement and with all other unsecured and unsubordinated general obligations of Italy for money borrowed, except for such obligations as may be preferred by mandatory provisions of international treaties and similar obligations to which Italy is a party. Italy hereby pledges its full faith and credit for the due and punctual payment of the Securities and for the due and timely performance of all obligations of Italy with respect thereto.

(c) Italy hereby agrees that it will not create any Encumbrance upon the whole or any part of its present or future revenues or assets to secure any present or future Public External Indebtedness without securing the Securities Outstanding (as defined in the Fiscal Agency Agreement) equally and ratably with such Public External Indebtedness, and the instrument creating any such Encumbrance shall expressly provide therefor. “Encumbrance” shall mean any mortgage, charge, pledge, lien or other arrangement creating security other than (a) any Encumbrance on goods or other assets provided to or acquired by Italy and securing a sum of Public External Indebtedness not greater than the purchase price (together with interest and other related charges) of such goods or assets and any related services; or (b) any Encumbrance securing or providing for the payment of Public External Indebtedness incurred in connection with any Project Financing provided that such Encumbrance applies only to (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the operation, failure to meet specifications, exploitation, sale or loss of, or failure to complete, or damage to, such properties. “Project Financing” shall mean any arrangement for the provision of funds which are to be used solely to finance a project for the acquisition, construction, development or exploitation of any assets pursuant to which the persons providing such funds agree that the principal source of repayment of such funds will be the project and the revenues (including insurance proceeds and contractual claims) generated by such project. “Public External Indebtedness” shall mean all indebtedness of Italy in the form

[1]	See Paragraph 11

of bonds, notes, debentures or other securities issued by Italy on international markets (but for the avoidance of doubt, excluding any such securities issued exclusively in Italy) that are or were intended to be quoted, listed or traded on any securities exchange or other securities market.

2. Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without coupons (for purposes of this Paragraph 2, each, a “Global Security”), each registered in the name of either (x) Cede & Co., or a nominee thereof, in respect of interests held through DTC, or a successor of DTC or a nominee thereof, or (y) Citivic Nominees Limited, a nominee of Citibank, N.A., London office, as common depositary for, and in respect of interests held through, Euroclear and Clearstream or a successor to Euroclear or Clearstream or a nominee thereof, (each of DTC, Euroclear and Clearstream, and any successor to any of them, is referred to herein as a “Clearing System”) and (i) no Global Security may be transferred, except in whole and not in part, and only to a Clearing System, one or more nominees of a Clearing System or one or more respective successors of a Clearing System and its nominees, and (ii) no Global Security may be exchanged for any Security other than another Global Security. Notwithstanding any other provision of the Fiscal Agency Agreement or this Global Security, a Global Security may be transferred to, or exchanged for registered Securities registered in the name of, a person other than a Clearing System, a nominee of a Clearing System or a successor of a Clearing System or its nominee if (i) the relevant Clearing System (a) notifies Italy that it is unwilling or unable to continue as depositary for such Global Security or (b) in the case of DTC, or a successor thereto, ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor is not appointed by Italy within 90 days after receiving such notice or becoming aware that DTC or such successor is no longer so registered, (ii) Italy, in its sole discretion, instructs the Fiscal Agent in writing that a Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the Securities evidenced by this Global Security (as set forth in Paragraph [7]). Registered Securities issued in exchange for this Global Security will be registered in such names as an authorized representative of the relevant Clearing System shall request, and issued in denomination[s] of [Currency]              [and [integral multiples thereof.] [integral multiples of [Currency]              above that amount]].

3. The Issuer shall maintain in [the Borough of Manhattan, The City of New York] [London, England] an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in [the Borough of Manhattan, The City of New York] [London, England] for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, Italy will provide for the registration of Securities and registration of transfers of Securities. [In addition, Italy has appointed the main offices of              in              and              in              as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] Italy reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar [the Borough of Manhattan, The City of New York] [London, England][, and a Transfer Agent in a European City].

Subject to Paragraph 2, the transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent [or any Transfer Agent] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Subject to Paragraph 2, upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

[At the option of the registered holder upon request confirmed in writing, Registered Securities may be exchanged for Registered Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] corporate trust office of the Fiscal Agent. Bearer Securities may not be issued in exchange for Registered Securities. Whenever any Registered Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the Registered Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon [the Transfer Agent or] the Fiscal Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable requisitions as the Issuer may from time to time agree with [the Transfer Agents and] the Fiscal Agent.]

[In the event of a redemption of the Securities in part, the Issuer shall not be required (i) to register the transfer or exchange any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange any [Registered] Security, or portion thereof, called for redemption.]

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Italy, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but Italy may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

The Securities will become void unless surrendered for payment within a period of five years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by a Fiscal Agent on or prior to such due date, the date on which, the full amount of such money having been so received, notice to that effect shall have been given to the holders.

4. (a) The Issuer shall pay to the Fiscal Agent at its principal office in [the Borough of Manhattan, The City of New York] [London, England], on or prior to [each Interest Payment Date] [any redemption date] and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the [interest on and] [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on,] the principal of, the Securities due and payable on such [Interest Payment Date] [redemption date] or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest] [, redemption price and] principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any)] [or interest] on any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of [(and premium, if any)] [and interest] on this Security as the same shall become due.

(b) In any case where the due date for the payment of the principal of [(and premium, if any)] [or interest] on any Security [or the date fixed for redemption of any Security] shall not be a Banking Day, then payment of principal [(and premium)] need not be made on such date at such place but may be made on [the next succeeding Banking Day with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date unless any [Interest Payment Date] would thereby fall into the next calendar month, in which event the [Interest Payment Date] shall be the immediately preceding Banking Day].

5. (a) All payments of principal [and interest] in respect of the Securities will be exempt from taxes, levies, imposts, duties, deductions, withholdings or other charges, of whatsoever nature, imposed, levied, collected, withheld or assessed by the Republic of Italy or any political sub-division or taxing authority thereof or therein (all of which are referred to herein as “Italian Taxes”) so long as the beneficial owner of the relevant Security is not resident in the Republic of Italy.

Without prejudice to the foregoing, if any payment of principal [or interest] is not exempt as aforesaid, Italy shall pay, to the extent permitted by law, such additional amounts as are necessary in order that the net payment, after the imposition of any Italian Taxes in respect thereof, will not be less than the amount the holder would have received in the absence of such taxes, except that no such additional amounts shall be payable:

(i) to on behalf of a holder who is able to avoid such imposition, levy, collection, withholding or assessment by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(ii) in respect of any Security presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to additional amounts on presenting the same for payment on the expiration of such period of 30 days.

(iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv) in respect of any Security presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union.

As used herein, the “Relevant Date” means the date on which such payment first becomes due or, if the full amount of the money payable has not been received by the Fiscal Agent on or prior to such due date, it means the date on which, the full amount of such money having been so received, notice to that effect shall have been duly given in the manner provided in the Fiscal Agency Agreement.

Italy shall pay all stamp and other duties, if any, which may be imposed by the Republic of Italy, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agent Agreement or the issuance of this Security.

(b) Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of [(or premium, if any, on)] [or interest on,] or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for paragraph in 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6. (a) [If applicable, insert - The Securities of this Series are subject to redemption upon not more than 60 nor less than 30 days’ notice given as hereinafter provided, [if applicable, insert - (1) on              in any year              commencing with the year              and ending with the year              through operation of the sinking fund for this Series at a redemption price equal to 100% of the principal amount, and (2) [at any time [on or after             ], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed]: if redeemed [on or before             %, and if redeemed] during the 12-month period beginning              of the years indicated.

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1) and (2)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on [Registered] Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the

relevant Record Dates referred to above. [Partial redemptions must be in an amount not less than $             principal amount of Securities.]]2

[(b) As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to              in each year, commencing in              and ending in              an amount in cash sufficient to redeem on such              [not less than $             and not more than] $              principal amount of Securities at the redemption price specified above for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified in this Paragraph is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such              as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Issuer (i) may deliver Outstanding Securities (other than any previously called for redemption) and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any (mandatory) sinking fund payment and the amount of such (mandatory) sinking fund payment shall be reduced accordingly.]

[(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 30 days prior to the redemption date from the Outstanding Securities not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to [Currency]              or any integral multiple thereof) of the principal amount of Registered Securities of a denomination larger than [Currency]             .]

[(d) Notices to redeem Securities shall be given by publication at least once in a leading daily newspaper in the English language of general circulation in Europe which, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the London Stock Exchange plc] and such Exchange shall so require, shall be a daily newspaper of general circulation in [Luxembourg] [London] [and] to holders of Registered Securities in writing mailed, first-class postage prepaid, to each holder of Registered Securities, or portions thereof, so to be redeemed, at his address as it appears in the register hereinabove referred to. [In the case of a redemption in whole,] such notice will be given once not more that 60 days nor less than 30 days prior to the date fixed for redemption. [In the case of a partial redemption, notice will be given twice, the first such notice (the “First Partial Redemption Notice”) to be given not less than 45 days nor more than 60 days prior to the date fixed for redemption and the second such notice (the “Second Partial Redemption Notice”) to be given at least 20 days thereafter but not less than 20 days prior to the date fixed for redemption.] [The term “daily newspaper” as used herein shall be deemed to mean a newspaper customarily published on each business day, whether or not it shall be published in Saturday, Sunday or holiday editions.] If by reason of the suspension of [publication of any newspaper or of] regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such

[2]	Modification necessary if the Security is an Original Issue Discount Security.

notification shall, so far as may be practicable, approximate the terms and conditions of the [publication or] mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of [such publication or] mailing [or, if published in such newspapers on different dates, on the date of the first such publication]. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or portion thereof in the case of a partial redemption of a Registered Security)] [, that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice3 and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case]. [In addition, in the case of a partial redemption, the [First Partial Redemption] [N]otice shall specify the last date [prior to the Second Partial Redemption Notice] on which exchanges or registration of transfers of Securities may be made[,] [and the Second Partial Redemption Notice shall also specify] the Securities called for redemption and the aggregate principal amount of the Securities to remain Outstanding after the redemption.]]

(e) If notice of redemption has been given in the manner set forth in clause [(d)] of this paragraph 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date]. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, the only right of the holders of such Securities shall be to receive payment of the redemption price (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date) as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

[(f) Any Registered Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new Registered Security or Securities of this Series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.]

7.	In the event:

(a) of default in the payment of any principal of [(and premium, if any, on)] [or interest on] any of the Securities and the continuance of such default for a period of more than 30 days after the due date; or

[3]	Modification necessary if zero-coupon security.

(b) of failure to perform or observe any other obligation under the Securities and the continuance of such default for the period of 60 days following written notice thereof to Italy at the office of the Fiscal Agent by any Security holder; or

(c) that (i) any other present or future Public External Indebtedness in an amount equal to or exceeding U.S.$50 million (or its equivalent) becomes due and payable prior to the stated maturity thereof by reason of default in payment of principal thereof or premium, if any, or interest thereon, or any such Public External Indebtedness in an amount equal to or exceeding U.S.$50 million (or its equivalent) is not paid at the maturity thereof as extended by any grace period applicable thereto, or (ii) Italy shall declare a general moratorium on the payment of any Public External Indebtedness;

the Fiscal Agent shall, upon the instruction of the holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, declare [if the Security is not an Original Issue Discount Security - the principal of this Security and the interest accrued hereon] [if the Security is an Original Issue Discount Security - an amount of the principal of this Security determined as hereinafter provided] to be immediately due and payable. Upon any declaration of acceleration properly given in accordance with this Paragraph 7, all amounts payable on the Securities will become immediately due and payable on the date that written notice of acceleration is received by the Issuer and the Fiscal Agent at its corporate trust office, unless all such defaults have been remedied or waived prior to the receipt of such written notice by the Issuer and the Fiscal Agent.

The holders of more than 50% of the aggregate principal amount of the Securities then Outstanding, by written notice to the Issuer and to the Fiscal Agent as set forth in the Fiscal Agency Agreement may, on behalf of all the holders, rescind or annul any notice of acceleration given pursuant to this Paragraph 7.

[[ ]. Add in particular covenants relating to the Securities of this Series.]

[8.] If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the

Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

The provisions of this Paragraph [8] are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

[9.] Italy and the Fiscal Agent may, with the approval and/or upon the written consent of holders of Securities as provided in the Fiscal Agency Agreement, and in accordance with the procedures and with the effect set forth in the Fiscal Agency Agreement, modify, amend or supplement the terms of the Securities or, insofar as it affects the Securities, the Fiscal Agency Agreement, in any way, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities to be made, given or taken by holders of Securities. [Add reference to any additional Reserved Matters applicable to the Securities of this Series]. Notwithstanding anything to the contrary herein, the terms and conditions of the Securities and any agreement governing the issuance or administration of the Securities may be modified by the Issuer without the consent of any holders of the Securities: (i) to correct a manifest error or cure an ambiguity; or (ii) if the modification is of a formal or technical nature or for the benefit of the holders of the Securities. The Issuer will publish the details of any modification of the Securities made pursuant to this Paragraph 9 within ten days of the modification becoming legally effective.

It shall not be necessary for the vote or consent of the holders of the Securities to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

[10.] No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[[11.] The Republic of Italy from time to time, without notice to or the consent of the registered holders of the Securities, may create and issue further Securities ranking pari passu with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Securities or except for the first payment of interest following the issue date of such further Securities) and so that such further Securities shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities.]

[12.] No holder of Securities will be entitled to institute proceedings against the Issuer or take steps to enforce the rights of the holders of Securities under the terms and conditions of the Securities unless the Fiscal Agent, having become bound to proceed in accordance with these terms and conditions, has failed to do so within a reasonable time and such failure is continuing.

[13.] THIS SECURITY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[14.] Italy hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same and valid obligation of Italy in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic of Italy.

[15.] Italy has appointed its Ambassador to the United States, 3000 Whitehaven Street, N.W., Washington, D.C. 20008, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities which may be instituted in any State or Federal court in The City of New York by the holder of any Security, and Italy expressly accepts the jurisdiction of any such court in respect of such action. The Issuer hereby irrevocably waives any immunity to service of process and any objection to venue in respect of any such action to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or in any competent court in the Republic of Italy to the fullest extent permitted by Italian law. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been either paid or returned to the Issuer as provided in Section 8(b) of the Fiscal Agency Agreement. Italy hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or in any competent court in the Republic of Italy to the fullest extent permitted by Italian law. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States Federal securities laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription herein, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	- Custodian (Cust)

(Minor) TEN ENT	-	as tenants by the entireties		Under Uniform Gifts to Minors

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby

sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address

including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said note on the books of the Issuer, with full power of substitution in the premises.

Dated:

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Global Note shall be [Currency]             . The following increases or decreases in the principal amount of this Global Note have been made:

Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note	Signature of authorized officer of Trustee or Common Depositary	Date of exchange following such decrease or increase

EXHIBIT E

FORM OF GLOBAL INTERNATIONAL SECURITY

[Form of Face of Security]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIETE ANONYME (“CLEARSTREAM”), TO THE REPUBLIC OF ITALY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CITIVIC NOMINEES LIMITED (“CITIVIC”), AS NOMINEE FOR CITIBANK, N.A., LONDON OFFICE (“CITIBANK”) AS COMMON DEPOSITARY FOR, AND IN RESPECT OF INTERESTS HELD THROUGH EUROCLEAR BANK S.A./N.V., AS OPERATOR OF EUROCLEAR AND CLEARSTREAM OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR AND CLEARSTREAM AND ANY PAYMENT IS MADE TO CITIVIC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CITIVIC, HAS AN INTEREST HEREIN.

No.	[Denomination]

REPUBLIC OF ITALY

[Title of Securities]

[Common Code               ]

[CUSIP                               ]

[ISIN                                     ]

The Republic of Italy (herein called the “Issuer” or “Italy”), for value received, hereby promises to pay to Citivic Nominees Limited, or registered assigns, the principal sum set forth in the attached Schedule A, which principal sum at any time shall not exceed              [Currency] [            ] on             . [If the Security is to bear interest prior to maturity, insert-, and to pay interest thereon [at the rate of     % per annum] [to be determined in accordance with the provisions hereinafter set forth] from and including              [, until the principal hereof is paid or made available for payment [if applicable, insert - , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of     % per annum on any overdue principal [and premium] and on any overdue installments of interest]. Interest shall be payable semi-annually in arrears in [two equal payments] commencing              [on              [and             ]] of each year (each an “Interest Payment Date”), unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the Interest Payment Date shall be [the immediately succeeding Banking Day, unless it would thereby fall into the next calendar month, in which event the Interest Payment Date shall be the immediately preceding Banking Day]. Whenever it is necessary to compute any amount of accrued interest in respect of the Note for a period of less than one full year, [other than in respect to regular semi-annual regular payments], interest will be calculated on the basis of [a 360-day year of twelve 30-day months]. “Banking Day” means any day that is a day on which banking institutions in [The City of New York] are not generally authorized or obligated by law, regulation or executive order to close.

[If fixed interest rate, insert - The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the preceding              and              [, as the case may be] (each a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by Italy, notice whereof shall be given to registered holders of Securities of this Series (as defined in the Fiscal Agency Agreement) not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange.]

[Insert floating interest rate provisions, if applicable.]

[If the Security is not to bear interest prior to maturity, insert-(the “Stated Maturity”). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Principal of [(and premium, if any, on)] this Security shall be payable at the corporate trust office of [insert name of Paying Agent], as paying agent or its successor (the “Paying Agent”) and at the offices of such other Paying Agents as Italy shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of [(and premium, if any, on)] the Securities shall be made against surrender of registered Securities of a Series, and payments of [if applicable, insert - any interest on] this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York [and in Europe (which, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the London Stock Exchange plc] and such Exchange shall so require, shall include an office or agency in [Luxembourg] [London])] for the payment of the principal of [(and premium, if any, on)] [and interest on] the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as is set forth at this place.

The Securities are issued pursuant to a Fiscal Agency Agreement, dated as of January 29, 2013, between Italy and Citibank, N.A. (the “Fiscal Agent”).

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

REPUBLIC OF ITALY

By
Ministry of Economy and Finance

This is one of the Securities of the Series referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A.

As Fiscal Agent

By
Authorized Officer

[Form of Reverse of Security]

REVERSE OF INTERNATIONAL NOTE

REPUBLIC OF ITALY

[Title of Securities]

1. This Security is one of a duly authorized issue of securities of the Issuer consisting of              principal amount of [Title of Securities] (herein called the “Securities”), issued and to be issued in accordance with a Fiscal Agency Agreement, dated as of January 29, 2013 (herein called the “Fiscal Agency Agreement”), between the Issuer and Citibank, N.A. in respect of the issue of the Securities (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in [the Borough of Manhattan, The City of New York] [London, England][, and, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the London Stock Exchange plc] and such Exchange shall so require, at the office of the Paying Agent hereinafter named in [Luxembourg] [London].] This Security is one of the Series designated on the face hereof[, limited in aggregate principal amount to [Currency]            .]1

The Securities are the direct, unconditional, general and (subject to the provisions below) unsecured obligations of Italy and will rank equally with all other evidences of indebtedness issued in accordance with the Fiscal Agency Agreement and with all other unsecured and unsubordinated general obligations of Italy for money borrowed, except for such obligations as may be preferred by mandatory provisions of international treaties and similar obligations to which Italy is a party. Italy hereby pledges its full faith and credit for the due and punctual payment of the Securities and for the due and timely performance of all obligations of Italy with respect thereto.

Italy hereby agrees that it will not create any Encumbrance upon the whole or any part of its present or future revenues or assets to secure any present or future Public External Indebtedness without securing the Securities Outstanding (as defined in the Fiscal Agency Agreement) equally and ratably with such Public External Indebtedness, and the instrument creating any such Encumbrance shall expressly provide therefor. “Encumbrance” shall mean any mortgage, charge, pledge, lien or other arrangement creating security other than (a) any Encumbrance on goods or other assets provided to or acquired by Italy and securing a sum of Public External Indebtedness not greater than the purchase price (together with interest and other related charges) of such goods or assets and any related services; or (b) any Encumbrance securing or providing for the payment of Public External Indebtedness incurred in connection with any Project Financing provided that such Encumbrance applies only to (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the operation, failure to meet specifications, exploitation, sale or loss of, or failure to complete, or damage to, such properties. “Project Financing” shall mean any arrangement for the provision of funds which are to be used solely to finance a project for the acquisition, construction, development or exploitation of any assets pursuant to which the persons providing such funds agree that the principal source of repayment of such funds will be the project and the revenues (including insurance proceeds and contractual claims) generated by such project. “Public External Indebtedness” shall mean all indebtedness of Italy in the form

[1]	See Paragraph 11

of bonds, notes, debentures or other securities issued by Italy on international markets (but for the avoidance of doubt, excluding any such securities issued exclusively in Italy) that are or were intended to be quoted, listed or traded on any securities exchange or other securities market.

2. Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without coupons (for purposes of this Paragraph 2, each, a “Global Security”), each registered in the name of either (x) Cede & Co., or a nominee thereof, in respect of interests held through DTC, or a successor of DTC or a nominee thereof, or (y) Citivic Nominees Limited, a nominee of Citibank, N.A., London office, as common depositary for, and in respect of interests held through, Euroclear and Clearstream or a successor to Euroclear or Clearstream or a nominee thereof, (each of DTC, Euroclear and Clearstream, and any successor to any of them, is referred to herein as a “Clearing System”) and (i) no Global Security may be transferred, except in whole and not in part, and only to a Clearing System, one or more nominees of a Clearing System or one or more respective successors of a Clearing System and its nominees, and (ii) no Global Security may be exchanged for any Security other than another Global Security. Notwithstanding any other provision of the Fiscal Agency Agreement or this Global Security, a Global Security may be transferred to, or exchanged for registered Securities registered in the name of, a person other than a Clearing System, a nominee of a Clearing System or a successor of a Clearing System or its nominee if (i) the relevant Clearing System (a) notifies Italy that it is unwilling or unable to continue as depositary for such Global Security or (b) in the case of DTC, or a successor thereto, ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor is not appointed by Italy within 90 days after receiving such notice or becoming aware that DTC or such successor is no longer so registered, (ii) Italy, in its sole discretion, instructs the Fiscal Agent in writing that a Global Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the Securities evidenced by this Global Security (as set forth in Paragraph [7]). Registered Securities issued in exchange for this Global Security will be registered in such names as an authorized representative of the relevant Clearing System shall request, and issued in denomination[s] of [Currency]              [and [integral multiples thereof] [integral multiples of [Currency]             above that amount]].

3. The Issuer shall maintain [the Borough of Manhattan, The City of New York] [London, England] an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in [the Borough of Manhattan, The City of New York] [London, England], for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, Italy will provide for the registration of Securities and registration of transfers of Securities. [In addition, Italy has appointed the main offices of              in              and              in              as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] Italy reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar [the Borough of Manhattan, The City of New York] [London, England] [, and a Transfer Agent in a European City].

Subject to Paragraph 2, the transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent [or any Transfer Agent] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Subject to Paragraph 2, upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing, Registered Securities may be exchanged for Registered Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] corporate trust office of the Fiscal Agent. Bearer Securities may not be issued in exchange for Registered Securities. Whenever any Registered Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the Registered Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon [the Transfer Agent or] the Fiscal Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable requisitions as the Issuer may from time to time agree with [the Transfer Agents and] the Fiscal Agent.]

[In the event of a redemption of the Securities in part, the Issuer shall not be required (i) to register the transfer or exchange any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange any [Registered] Security, or portion thereof, called for redemption.]

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Italy, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but Italy may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

The Securities will become void unless surrendered for payment within a period of five years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by a Fiscal Agent on or prior to such due date, the date on which, the full amount of such money having been so received, notice to that effect shall have been given to the holders.

4. (a) The Issuer shall pay to the Fiscal Agent at its principal office in [the Borough of Manhattan, The City of New York] [London, England], on or prior to [each Interest Payment Date] [any redemption date] and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the [interest on and] [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on,] the principal of, the Securities due and payable on such [Interest Payment Date] [redemption date] or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest] [, redemption price and] principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any)] [or interest] on any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of [(and premium, if any)] [and interest] on this Security as the same shall become due.

(b) In any case where the due date for the payment of the principal of [(and premium, if any)] [or interest] on any Security [or the date fixed for redemption of any Security] shall not be a Banking Day, then payment of principal [(and premium)] need not be made on such date at such place but may be made on [the next succeeding Banking Day with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date unless any [Interest Payment Date] would thereby fall into the next calendar month, in which event the [Interest Payment Date] shall be the immediately preceding Banking Day].

5. (a) All payments of principal [and interest] in respect of the Securities will be exempt from taxes, levies, imposts, duties, deductions, withholdings or other charges, of whatsoever nature, imposed, levied, collected, withheld or assessed by the Republic of Italy or any political sub-division or taxing authority thereof or therein (all of which are referred to herein as “Italian Taxes”) so long as the beneficial owner of the relevant Security is not resident in the Republic of Italy.

Without prejudice to the foregoing, if any payment of principal [or interest] is not exempt as aforesaid, Italy shall pay, to the extent permitted by law, such additional amounts as are necessary in order that the net payment, after the imposition of any Italian Taxes in respect thereof, will not be less than the amount the holder would have received in the absence of such taxes, except that no such additional amounts shall be payable:

(i) to on behalf of a holder who is able to avoid such imposition, levy, collection, withholding or assessment by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(ii) in respect of any Security presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to additional amounts on presenting the same for payment on the expiration of such period of 30 days.

(iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv) in respect of any Security presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union.

As used herein, the “Relevant Date” means the date on which such payment first becomes due or, if the full amount of the money payable has not been received by the Fiscal Agent on or prior to such due date, it means the date on which, the full amount of such money having been so received, notice to that effect shall have been duly given in the manner provided in the Fiscal Agency Agreement.

Italy shall pay all stamp and other duties, if any, which may be imposed by the Republic of Italy, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agent Agreement or the issuance of this Security.

(b) Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political sub-division or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of [(or premium, if any, on)] [or interest on,] or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6. (a) [If applicable, insert - The Securities of this Series are subject to redemption upon not more than 60 nor less than 30 days’ notice given as hereinafter provided, [if applicable, insert - (1) on              in any year              commencing with the year              and ending with the year              through operation of the sinking fund for this Series at a redemption price equal to 100% of the principal amount, and (2) [at any time [on or after             ], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed]: if redeemed [on or before             %, and if redeemed] during the 12-month period beginning              of the years indicated.

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1) and (2)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on [Registered] Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the

relevant Record Dates referred to above. [Partial redemptions must be in an amount not less than $             principal amount of Securities.]]2

[(b) As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to              in each year, commencing in              and ending in              an amount in cash sufficient to redeem on such              [not less than $             and not more than] $              principal amount of Securities at the redemption price specified above for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified in this Paragraph is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such              as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Issuer (i) may deliver Outstanding Securities (other than any previously called for redemption) and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any (mandatory) sinking fund payment and the amount of such (mandatory) sinking fund payment shall be reduced accordingly.]

[(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 30 days prior to the redemption date from the Outstanding Securities not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to [Currency]              or any integral multiple thereof) of the principal amount of [Registered] Securities of a denomination larger than [Currency]             .]

[(d) Notices to redeem Securities shall be given by publication at least once in a leading daily newspaper in the English language of general circulation in Europe which, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the London Stock Exchange plc] and such Exchange shall so require, shall be a daily newspaper of general circulation in [Luxembourg] [London] [and] to holders of Registered Securities in writing mailed, first-class postage prepaid, to each holder of Registered Securities, or portions thereof, so to be redeemed, at his address as it appears in the register hereinabove referred to. [In the case of a redemption in whole,] such notice will be given once not more that 60 days nor less than 30 days prior to the date fixed for redemption. [In the case of a partial redemption, notice will be given twice, the first such notice (the “First Partial Redemption Notice”) to be given not less than 45 days nor more than 60 days prior to the date fixed for redemption and the second such notice (the “Second Partial Redemption Notice”) to be given at least 20 days thereafter but not less than 20 days prior to the date fixed for redemption.] [The term “daily newspaper” as used herein shall be deemed to mean a newspaper customarily published on each business day, whether or not it shall be published in Saturday, Sunday or holiday editions.] If by reason of the suspension of [publication of any newspaper or of] regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such

[2]	Modification necessary if the Security is an Original Issue Discount Security.

notification shall, so far as may be practicable, approximate the terms and conditions of the [publication or] mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of [such publication or] mailing [or, if published in such newspapers on different dates, on the date of the first such publication]. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or portion thereof in the case of a partial redemption of a Registered Security)] [, that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice3 and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case]. [In addition, in the case of a partial redemption, the [First Partial Redemption] [N]otice shall specify the last date [prior to the Second Partial Redemption Notice] on which exchanges or registration of transfers of Securities may be made[,] [and the Second Partial Redemption Notice shall also specify] the Securities called for redemption and the aggregate principal amount of the Securities to remain Outstanding after the redemption.]]

(e) If notice of redemption has been given in the manner set forth in clause [(d)] of this Paragraph 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date]. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, the only right of the holders of such Securities shall be to receive payment of the redemption price (together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date) as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

[(f) Any Registered Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new Registered Security or Securities of this Series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.]

7.	In the event:

(a) of default in the payment of any principal of [(and premium, if any, on)] [or interest on] any of the Securities and the continuance of such default for a period of more than 30 days after the due date; or

[3]	Modification necessary if zero-coupon security.

(b) of failure to perform or observe any other obligation under the Securities and the continuance of such default for the period of 60 days following written notice thereof to Italy at the office of the Fiscal Agent by any Securityholder; or

(c) that (i) any other present or future Public External Indebtedness in an amount equal to or exceeding U.S.$50 million (or its equivalent) becomes due and payable prior to the stated maturity thereof by reason of default in payment of principal thereof or premium, if any, or interest thereon, or any such Public External Indebtedness in an amount equal to or exceeding U.S.$50 million (or its equivalent) is not paid at the maturity thereof as extended by any grace period applicable thereto, or (ii) Italy shall declare a general moratorium on the payment of any Public External Indebtedness;

the Fiscal Agent shall, upon the instruction of the holders of not less than 25% in aggregate principal amount of the Securities of this Series then Outstanding, declare [if the Security is not an Original Issue Discount Security - the principal of this Security and the interest accrued hereon] [if the Security is an Original Issue Discount Security - an amount of the principal of this Security determined as hereinafter provided] to be immediately due and payable. Upon any declaration of acceleration properly given in accordance with this Paragraph 7, all amounts payable on the Securities will become immediately due and payable on the date that written notice of acceleration is received by the Issuer and the Fiscal Agent at its corporate trust office, unless all such defaults have been remedied or waived prior to the receipt of such written notice by the Issuer and the Fiscal Agent.

The holders of more than 50% of the aggregate principal amount of the Securities then Outstanding, by written notice to the Issuer and to the Fiscal Agent as set forth in the Fiscal Agency Agreement may, on behalf of all the holders, rescind or annul any notice of acceleration given pursuant to this Paragraph 7.

[[]].	Add in particular covenants relating to the Securities of this Series.]

[8.] If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the

Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

The provisions of this Paragraph [8] are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

[9.] Italy and the Fiscal Agent may, with the approval and/or upon the written consent of holders of Securities as provided in the Fiscal Agency Agreement, and in accordance with the procedures and with the effect set forth in the Fiscal Agency Agreement, modify, amend or supplement the terms of the Securities or, insofar as it affects the Securities, the Fiscal Agency Agreement, in any way, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities to be made, given or taken by holders of Securities. [Add reference to any additional Reserved Matters applicable to the Securities of this Series]. Notwithstanding anything to the contrary herein, the terms and conditions of the Securities and any agreement governing the issuance or administration of the Securities may be modified by the Issuer without the consent of any holders of the Securities: (i) to correct a manifest error or cure an ambiguity; or (ii) if the modification is of a formal or technical nature or for the benefit of the holders of the Securities. The Issuer will publish the details of any modification of the Securities made pursuant to this Paragraph 9 within ten days of the modification becoming legally effective.

It shall not be necessary for the vote or consent of the holders of the Securities to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

[10.] No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[[11.] The Republic of Italy from time to time, without notice to or the consent of the registered holders of the Securities, may create and issue further Securities ranking pari passu with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Securities or except for the first payment of interest following the issue date of such further Securities) and so that such further Securities shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities.]

[12.] No holder of Securities will be entitled to institute proceedings against the Issuer or take steps to enforce the rights of the holders of Securities under the terms and conditions of the Securities unless the Fiscal Agent, having become bound to proceed in accordance with these terms and conditions, has failed to do so within a reasonable time and such failure is continuing.

[13.] THIS SECURITY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[14.] Italy hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same and valid obligation of Italy in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic of Italy.

[15.] Italy has appointed its Ambassador to the United States, 3000 Whitehaven Street, N.W., Washington, D.C. 20008, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities which may be instituted in any State or Federal court in The City of New York by the holder of any Security, and Italy expressly accepts the jurisdiction of any such court in respect of such action. The Issuer hereby irrevocably waives any immunity to service of process and any objection to venue in respect of any such action to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or in any competent court in the Republic of Italy to the fullest extent permitted by Italian law. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been either paid or returned to the Issuer as provided in Section 8(b) of the Fiscal Agency Agreement. Italy hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or in any competent court in the Republic of Italy to the fullest extent permitted by Italian law. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States Federal securities laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription herein, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	- __Custodian_____ (Cust)

(Minor) TEN ENT	-	as tenants by the entireties		Under Uniform Gifts to Minors

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby

sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

        OTHER IDENTIFYING NUMBER OF

        ASSIGNEE

Please print or typewrite name and address

including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said note on the books of the Issuer, with full power of substitution in the premises.

Dated:

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Global Note shall be [Currency]             . The following increases or decreases in the principal amount of this Global Note have been made:

Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note	Signature of authorized officer of Trustee or Common Depositary	Date of exchange following such decrease or increase

EXHIBIT F1

[FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP]

CERTIFICATE

REPUBLIC OF ITALY

[Title of the Securities]

This is to certify that as of the date hereof, [and except as set forth below,]2 the above-captioned Securities [held by you for our account]3 [to be acquired from you]4 (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or its agent that it will comply with the requirements of Section 165(i)(3)(A), (B) or (C) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, in addition, if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

[We undertake to advise you by tested telex if the above statement is not correct on the date on which you intend to submit your certificate relating to such Securities to the Fiscal Agent, and in the absence of any such notification it may be assumed that this certificate applies as of such date.]5

[1]

For use in those instances where a definitive bearer Security, a temporary bearer Security, a temporary bearer global Security or a definitive bearer global Security is delivered in an Offshore Offering to non-U.S. persons at the time of sale thereof.

[2]	To be included if the Certificate is being provided to Euroclear or Clearstream
[3]	To be included if the Certificate is being provided to Euroclear or Clearstream
[4]	To be included if the Certificate is being provided directly to the Issuer.
[5]	To be included if the Certificate is being provided to Euroclear or Clearstream

This certificate excepts and does not relate to $             of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Dated:

By:
As, or as agent for, the beneficial owner(s) of the Securities to which this certificate relates.

EXHIBIT G

[FORM OF CERTIFICATE TO BE GIVEN BY

THE EUROCLEAR OPERATOR OR CLEARSTREAM]

CERTIFICATE

REPUBLIC OF ITALY

[TITLE OF SECURITIES]

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”), substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof,              principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or its agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

Yours faithfully,

EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System

Or

CLEARSTREAM BANKING S.A.

By:

G-2